                                                                  EXHIBIT  10.40

                                                                  EXECUTION COPY

                                   $10,000,000

                   SECURED SUPER-PRIORITY DEBTOR IN POSSESSION
                                CREDIT AGREEMENT

                          Dated as of February 24, 2003

                                      among

                                GLOBALSTAR, L.P.,

                                   as Borrower

                  The Subsidiaries of the Borrower Party Hereto
                                  as Guarantors

                                       and

                              ICO INVESTMENT CORP.,
                             BLUE RIVER CAPITAL LLC,
                             IRIDIUM INVESTORS, LLC,
                               LOEB PARTNERS CORP.
                          COLUMBIA VENTURES CORPORATION

                                   as Lenders


                                Table of Contents

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS......................................................................     1
         Section 1.1 Defined Terms..............................................................................     1
         Section 1.2 Computation of Time Periods................................................................    14
         Section 1.3 Accounting Terms...........................................................................    15
         Section 1.4 Certain Terms..............................................................................    15

ARTICLE II AMOUNTS AND TERMS OF THE LOANS.......................................................................    15
         Section 2.1 The Term Loans.............................................................................    15
         Section 2.2 Making the Loans...........................................................................    16
         Section 2.3 Repayment..................................................................................    16
         Section 2.4 Prepayments................................................................................    16
         Section 2.5 Interest...................................................................................    17
         Section 2.6 Payments and Computations..................................................................    17
         Section 2.7 Application of Payments....................................................................    17
         Section 2.8 Taxes......................................................................................    17

ARTICLE III CONDITIONS OF LENDING...............................................................................    18
         Section 3.1 Conditions Precedent to Interim Loans......................................................    18
         Section 3.2 Conditions Precedent to Term Loans Under Final Financing Order.............................    18
         Section 3.3 Conditions Precedent to Each Loan..........................................................    20

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................................................    20
         Section 4.1 Corporate Existence: Compliance with Law...................................................    20
         Section 4.2 Corporate Power: Authorization: Enforceable Obligations....................................    21
         Section 4.3 Ownership of Subsidiaries..................................................................    21
         Section 4.4 Secured, Super Priority Obligations........................................................    22
         Section 4.5 Use of Proceeds............................................................................    22
         Section 4.6 Intellectual Property......................................................................    23
         Section 4.7 Pledged Collateral.........................................................................    23

ARTICLE V AFFIRMATIVE COVENANTS.................................................................................    24
         Section 5.1 Compliance with Laws., Etc.................................................................    24
         Section 5.2 Maintenance of Existence...................................................................    24
         Section 5.3 Access.....................................................................................    24
         Section 5.4 Keeping of Books...........................................................................    25
         Section 5.5 Use of Proceeds............................................................................    25
         Section 5.6 Further Assurances.........................................................................    25
         Section 5.7 Secured Indebtedness.......................................................................    25

ARTICLE VI NEGATIVE COVENANTS...................................................................................    25
         Section 6.1 Liens, Etc.................................................................................    25
         Section 6.2 Indebtedness...............................................................................    26
         Section 6.3 Mergers, Sale of Assets, Etc...............................................................    26
         Section 6.4 Investments................................................................................    26
         Section 6.5 Restricted Payments........................................................................    27
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                                       i

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                                Table of Contents
                                   (continued)

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         Section 6.6 Transactions With Affiliates...............................................................    27
         Section 6.7 Capital Expenditures.......................................................................    27
         Section 6.8 Amendment of Charter or Bylaws.............................................................    27
         Section 6.9 Prohibition on No Shop Clauses.............................................................    27

ARTICLE VII TERMINATION.........................................................................................    28
         Section 7.1 Termination; Acceleration..................................................................    28
         Section 7.2 Standstill Period: Exercise of Remedies....................................................    28
         Section 7.3 Commitment Fee.............................................................................    28
         Section 7.4 Other Termination..........................................................................    29

ARTICLE VIII GUARANTY...........................................................................................    30
         Section 8.1 The Guaranty...............................................................................    30
         Section 8.2 Nature of Liability........................................................................    30
         Section 8.3 Independent Obligation.....................................................................    30
         Section 8.4 Authorization..............................................................................    31
         Section 8.5 Reliance...................................................................................    31
         Section 8.6 Subordination..............................................................................    31
         Section 8.7 Waiver.....................................................................................    32

ARTICLE IX SECURITY.............................................................................................    32
         Section 9.1 Security...................................................................................    32
         Section 9.2 Perfection of Security Interests...........................................................    34
         Section 9.3 Rights of Lenders: Limitations on Lenders' Obligations.....................................    34
         Section 9.4 Covenants of the Grantors with Respect to Collateral.......................................    35
         Section 9.5 Performance by Administrative Agent of the Grantors' Obligations...........................    39
         Section 9.6 Limitation on Administrative Agent's Duty in Respect of Collateral.........................    39
         Section 9.7 Remedies, Rights Upon Event of Default.....................................................    39
         Section 9.8 The Appointment of Administrative Agent as Attorney-in-Fact................................    42
         Section 9.9 FCC-Related Requirements of Law............................................................    43

ARTICLE X MISCELLANEOUS.........................................................................................    44
         Section 10.1 Amendments, Etc...........................................................................    44
         Section 10.2 Notices, Etc..............................................................................    44
         Section 10.3 No Waiver: Remedies.......................................................................    46
         Section 10.4 Costs: Expenses: Indemnities..............................................................    46
         Section 10.5 Right of Set-off..........................................................................    46
         Section 10.6 Binding Effect............................................................................    47
         Section 10.7 Governing Law.............................................................................    47
         Section 10.8 Section Titles............................................................................    47
         Section 10.9 Execution in Counterparts.................................................................    47
         Section 10.10 Entire Agreement.........................................................................    47
         Section 10.11 Confidentiality..........................................................................    47
         Section 10.12 Jurisdiction.............................................................................    48
         Section 10.13 Waiver of Jury Trial.....................................................................    48
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                                Table of Contents
                                   (continued)

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         Section 10.14 Non-Assignment...........................................................................    48

ARTICLE XI ADMINISTRATIVE AGENT.................................................................................    48
         Section 11.1 Appointment and Authorization of Administrative Agent.....................................    48
         Section 11.2 Delegation of Duties......................................................................    49
         Section 11.3 Liability of Administrative Agent.........................................................    49
         Section 11.4 Reliance by Administrative Agent..........................................................    49
         Section 11.5 Notice of Default.........................................................................    50
         Section 11.6 Credit Decision; Disclosure of Information by Administrative Agent........................    50
         Section 11.7 Administrative Agent in its Individual Capacity...........................................    50
         Section 11.8 Administrative Agent May File Proofs of Claim.............................................    51
         Section 11.9 Collateral and Guaranty Matters...........................................................    51
         Section 11.10 Payments to Lenders......................................................................    52
         Section 11.11 Notices..................................................................................    52
         Section 11.12 Sharing of Payments......................................................................    52

ARTICLE XII REQUIRED CONSENTS; RIGHTS OF PARTICIPANTS...........................................................    52
         Section 12.1 Required Lenders Consents.................................................................    52
         Section 12.2 Unanimous Consent of the Lenders..........................................................    52
         Section 12.3 Right of Lenders to Bring Action for Repayment............................................    53

SCHEDULES
Schedule 1                 - FCC Licenses
Schedule 4.1               - Corporate Existence; Compliance with Law
Schedule 4.2               - Corporate Power; Authorization; Enforceable Obligation
Schedule 4.3               - Ownership of Subsidiaries
Schedule 4.6               - Intellectual Property
Schedule 4.7               - Pledged Collateral

EXHIBITS

Exhibit A-1                - Form of Term Loan Note
Exhibit A-2                - Form of Term PIK Interest Note
Exhibit B                  - Form of Approved Budget
Exhibit C-1                - Form of Interim Financing Order
Exhibit C-2                - Form of Final Financing Order
Exhibit D                  - Form of Notice of Borrowing

                  SECURED SUPER-PRIORITY DEBTOR IN POSSESSION CREDIT AGREEMENT, dated as of February 24, 2003, between GLOBALSTAR, L.P., a Delaware limited partnership, as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (as hereinafter defined) (the "Borrower"), the Subsidiaries (as defined below) of the Borrower listed on the signature pages hereto as Guarantors, as debtors and debtors in possession under chapter 11 of the Bankruptcy Code (the "Guarantors") and ICO INVESTMENT CORP., BLUE RIVER CAPITAL LLC, IRIDIUM INVESTORS, LLC, LOEB PARTNERS CORP. and COLUMBIA VENTURES CORPORATION (collectively, the "Lenders").

                              W I T N E S S E T H:

                  WHEREAS, on February 15, 2002 (the "Petition Date"), the Borrower and the Guarantors each filed a voluntary petition for relief commencing a reorganization case under chapter 11 of the Bankruptcy Code (as defined herein) with the United States Bankruptcy Court for the District of Delaware;

                  WHEREAS, in connection with the consummation of this Agreement, the Borrower and the Guarantors are continuing to operate their respective businesses and manage their respective properties as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, an immediate and ongoing need exists for the Borrower to obtain additional funds to continue the operation of its and its Subsidiaries' respective businesses and, accordingly, the Borrower has requested that the Lenders provide a secured super-priority debtor in possession credit facility;

                  WHEREAS, the Lenders are willing to make funds available to the Borrower pursuant to sections 364(c)(1), (c)(2) and (c)(3) of the Bankruptcy Code, but only for the purposes and upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, each of the Guarantors has agreed to guaranty the obligations of the Borrower hereunder and the Borrower and the Guarantors have agreed to secure their obligations to the Lenders in connection with such facility with, inter alia, security interests in, and liens on, substantially all of their respective property and assets, whether real or personal, tangible or intangible, as provided herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreement, hereinafter contained, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account" has the meaning specified in Article 9 of the UCC.

                  "Account Debtor" has the meaning specified in Article 9 of the UCC.

                  "Accounts Receivable" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of the Grantor's right, title and interest, if any, in any goods or other property giving rise to such right to payment, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, Liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired, and all Collateral Support and Supporting Obligations related to the foregoing and all Accounts Receivable Records.

                  "Accounts Receivable Records" means (a) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Accounts Receivable, (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Accounts Receivable, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Accounts Receivable, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or Lenders, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (d) all credit information, reports and memoranda relating thereto and (e) all other written, electronic or other non-written forms of information related in any way to the foregoing or any Accounts Receivable.

                  "Administrative Agent" means Blue River Capital LLC in its capacity as Administrative Agent under the Loan Documents.

                  "Administrative Expenses" means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code and fees required to be paid to the Office of the United States Trustee under section 1930(a), title 28, United States Code.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent-Related Person" means the Administrative Agent and its officers, directors, employees and agents.

                  "Aggregate Commitments" means the total of all Commitments of all the Lenders.

                  "Agreement" means this Secured Super-Priority Debtor In Possession Credit Agreement.

                  "Approved Budget" means that certain operating budget of the Borrower and the Guarantors for the period ending April 27, 2003, attached hereto as Exhibit B and each supplemental budget approved by the Required Lenders (each an "Approved Budget") which supplemental budgets will only be submitted by Borrower to the extent funds remain available for borrowing.

                  "Avoidance Actions" means any Claim or cause of action of any Grantor arising under chapter 5 of the Bankruptcy Code and any proceeds, monies or property of any kind recovered therefrom.

                  "Bankruptcy Code" means title 11, United State Code, as amended from time to time.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware and any other court having competent jurisdiction over the Reorganization Cases.

                  "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, each as amended from time to time.

                  "Big LEO License" means the FCC license issued to LQP, and currently held by L/Q Licensee, to provide mobile satellite services in the 1610-1626.5/2483.5-2500 MHz bands.

                  "Borrower" has the meaning specified in the preamble to this Agreement.

                  "Borrowing" means a Term Loan Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York.

                  "Capital Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person in conformity with GAAP (a "Capital Lease").

                  "Chattel Paper" has the meaning specified in Article 9 of the UCC.

                  "Claim" has the meaning specified in section 101(5) of the Bankruptcy Code.

                  "Closing Date" means the first date on which all of the conditions precedent specified in Section 3.2 are satisfied.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" has the meaning specified in Section 9.1.

                  "Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing any of items (i) through (xxi) in the definition of Collateral set forth in Section 9.1 and includes any security agreement or other agreement granting a Lien or security interest in such real or personal property.

                  "Commitment" means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.1. The Commitment of each of the Lenders is $2,000,000.

                  "Commitment Fee" has the meaning specified in Section 7.3.

                  "Committee" means the official statutory committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

                  "Continuing Satellite Anomalous Event" means, with respect to any particular satellite in the Borrower's satellite constellation, one or more satellite anomalous events that cause such satellite to remain out of service for at least 30 consecutive calendar days.

                  "Contracts" means, with respect to any Grantor, any and all "contracts", as such term is defined in Article 1 of the UCC, of such Grantor.

                  "Contractual Obligation" means, with respect to a Person, any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Copyright" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

                  "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Credit Party" means the Borrower, each Guarantor, LQP and each other Person that grants a security interest in any property to secure the Obligations.

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Documents" has the meaning specified in Article 9 of the UCC.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower that is incorporated within the United States of America.

                  "Escrow Agreement" means that certain Escrow Agreement among the Lenders, the Borrower, the Guarantors and Katten Muchin Zavis Rosenman, as escrow agent, dated the date hereof.

                  "Effective Date" means the date upon which a Plan of Reorganization becomes effective.

                  "Equipment" has the meaning specified in Article 9 of the UCC.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "Event of Default" means any of the following events:

                  (a) The Borrower shall fail to pay any principal of any Loan or any interest on any Loan on the Maturity Date or within five (5) Business Days after the same otherwise becomes due and payable; or

                  (b) Any material representation or warranty made or deemed made by any Credit Party in any Loan Document shall prove to have been incorrect, false or misleading in any respect when made or deemed made; or

                  (c) Any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V or VI or (ii) any material term, covenant or agreement contained in any other Loan Document and, in either case, such failure shall remain unremedied for five (5) Business Days after the earlier of the date on which (A) a Responsible Officer of the Borrower or a Guarantor becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower or a Guarantor by the Lenders; or

                  (d) Any of the Reorganization Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or a trustee shall be appointed in any of the Reorganization Cases; or

                  (e) The Borrower shall cease operations and/or commence liquidation or wind down of its operations provided that the timely filing of a
Section 363 Sale Motion shall not constitute an Event of Default under this subparagraph (e); or

                  (f) The Bankruptcy Court or any court of competent jurisdiction shall have entered an order, which order is a Final Order, amending, supplementing, vacating or otherwise modifying the Financing Order without the consent of the Lenders; or

                  (g) The Borrower shall bring a motion before the Bankruptcy Court to obtain additional financing or incur Indebtedness arising from such additional financing that is secured by a Lien that is equal or senior to any one or more Liens granted hereunder or hereafter granted to the Lenders and such additional financings or Indebtedness is not contemplated to be used to pay the Obligations in full; or

                  (h) The Borrower or any Guarantor shall fail to file a Plan of Reorganization and disclosure statement by April 30, 2003, provided however that if Borrower and Guarantors file a Section 363 Sale Motion by April 30, 2003 and such Section 363 Sale closes within 40 days after the filing of such motion, then Lenders shall not be entitled to exercise their rights and remedies upon the failure of the Borrower and Guarantors to file a Plan of Reorganization and disclosure statement during such 40-day period. If such
Section 363 Sale does not close within 40 days, Lenders may exercise their rights and remedies as a result of such default; or

                  (i) The Effective Date of the Plan of Reorganization of Borrower or any Guarantor shall not have occurred by July 15, 2003.

                  "FCC" means the Federal Communications Commission.

                  "FCC Licenses" means the FCC licenses issued to the Borrower, LQP or any of their respective Subsidiaries by the FCC and listed on Schedule 1.

                  "Final Order" means an order of the Bankruptcy Court entered on the docket of the Clerk of the Bankruptcy Court, that is in effect and not stayed, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived, or if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order of the Bankruptcy Court shall have been affirmed by the highest court to which the order was appealed, from which the reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

                  "Final Financing Order" means that certain Final Order issued by the Bankruptcy Court pursuant to section 364 and other applicable provisions of the Bankruptcy Code approving this Agreement and the other Loan Documents and authorizing the incurrence by the Borrower and the Guarantors of the Obligations and the other transactions hereunder, including the granting of the super-priority status, the security interest and liens, and the payment of all fees constituting Obligations hereunder, and authorizing the Lenders to exercise their rights and remedies hereunder, and which is substantially in the form of Exhibit C-1 and otherwise in form and substance satisfactory to the Required Lenders. The Final Financing Order may not be amended or modified in any respect without the prior written consent of the Required Lenders.

                  "Fiscal Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "General Intangible" has the meaning specified in Article 9 of the UCC.

                  "Goods" has the meaning specified in Article 9 of the UCC.

                  "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Globalstar Canada Transaction" means the consummation of the transaction whereby the Borrower, Globalstar Canada Satellite Co. or any of their respective Subsidiaries exercises a right of first refusal to purchase Canadian Satellite Communications Inc.'s interest in Globalstar Canada Holding Co. under Shareholders' Agreements with respect to Globalstar Canada Holding Co. and Globalstar Canada Co., each dated as of March 27, 1997.

                  "Grantor" means the Borrower and each Guarantor.

                  "Guarantor" has the meaning specified in the preamble hereto.

                  "Guaranty" means the guaranty of the Obligations of the Borrower made by the Guarantors pursuant to Article VIII.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclauses (i), (ii), (iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all interest rate contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, all reimbursement and all other obligations with respect to surety bonds, performance bonds, letters of credit and bankers' acceptances, whether or not matured, and all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (f) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (g) all Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, Accounts and General Intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Instrument" has the meaning specified in Article 9 of the UCC other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date" means the last Business Day of each Fiscal Quarter during the term of this Agreement.

                  "Interim Financing Order" means that certain order issued by the Bankruptcy Court pursuant to section 364 and other applicable provisions of the Bankruptcy Code approving this Agreement and the other Loan Documents on an interim basis and authorizing the incurrence by the Borrower and the Guarantors of the Obligations subject to a final hearing, and which is substantially in the form of Exhibit C-2 and otherwise in form and substance satisfactory to the Required Lenders. The Interim Financing Order may not be amended or modified in any respect without the prior written consent of the Required Lenders.

                  "Interim Loans" means those Loans under the Term Loan Commitment authorized in an Interim Financing Order.

                  "Inventory" has the meaning specified in Article 9 of the UCC, wherever located.

                  "Investment Property" means, with respect to any Grantor, any and all "investment property", as such term is defined in Article 9 of the UCC, of such Grantor, wherever located.

                  "IRS" means the Internal Revenue Service of the United States of America, or any successor thereto.

                  "L/Q Licensee" has the meaning specified in Section 3.2(c)(i).

                  "Lenders" has the meaning specified in the preamble to this Agreement.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction, naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means a Term Loan.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the LQP Pledge Agreement and each certificate, agreement or document executed by the Borrower or any other Credit Party and delivered to the Lenders.

                  "Loral" has the meaning specified in Section 3.2(c)(ii).

                  "LQP" means Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership.

                  "LQP Pledge Agreement" means the Pledge Agreement dated as of the date hereof between LQP, as pledgor, and the Lenders, as pledgee.

                  "Material Adverse Effect" means any change, effect, event or condition that has had or would reasonably be expected to have a material adverse effect on the assets or operations of the Borrower and its Subsidiaries, taken as a whole; provided, however, that the loss of satellite availability shall not constitute a "Material Adverse Effect" unless, following the date hereof, (i) more than two additional satellites in the Borrower's satellite constellation shall have been declared "failed" or (ii) five or more additional satellites in the Borrower's satellite constellation shall simultaneously be experiencing Continuing Satellite Anomalous Events.

                  "Maturity Date" means the earliest to occur of the Effective Date, the closing of a Section 363 Sale and July 15, 2003.

                  "Maximum Aggregate Adjustment Amount" has the meaning specified in Section 2.2(a).

                  "Maximum Line Item Adjustment Amount" has the meaning specified in Section 2.2(a).

                  "Notes" mean collectively, the Term Loan Notes and the PIK Interest Notes.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Obligation" means the Loans and all other advances, debts, liabilities, fees, obligations, covenants and duties of any kind and description, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, howsoever evidenced or acquired owing by the Borrower to the Lenders, arising under or pursuant to this Agreement, the Escrow Agreement or any other Loan Document.

                  "Partnership" means any partnership in which any Credit Party has an interest.

                  "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

                  "Payment Intangible" has the meaning specified in Article 9 of the UCC.

                  "Permitted Expenditures" means the cash expenditures set forth in an Approved Budget. Any unused portion of Permitted Expenditures for any given month may be carried over as additional Permitted Expenditures in the immediately subsequent month.

                  "Permitted Liens" has the meaning specified in Section 6.1.

                  "Person" means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Petition Date" has the meaning specified in the recitals hereto.

                  "PIK Interest Note " means a promissory note of the Borrower, payable to the order of any Lender, substantially in the form of Exhibit A-2, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the capitalization of accrued interest payable on the Term Loans owing to such Lender pursuant to Section 2.5(b).

                  "Plan of Reorganization" means a proposed plan or plans of reorganization for the Borrower and the Guarantors whether filed with or confirmed by order of the Bankruptcy Court that provides for payment in full of all Obligations under this Agreement, including any Commitment Fee.

                  "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

                  "Pledged LLC Interests" means all of any Grantor's right, title and interest as a member of any limited liability company and all of such Grantor's right, title and interest in, to and under any limited liability company agreement to which it is a party.

                  "Pledged Notes" means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "Pledged Partnership Interests" means all of any Grantor's right, title and interest as a limited and/or general partner in all Partnerships and all of such Grantor's right, title and interest in, to and under any partnership agreements to which it is a party.

                  "Pledged Stock" means the shares of Stock owned by each Grantor (except Globaltel Joint Stock Company), including all shares of Stock listed on Schedule 4.7; provided, however, that only the outstanding Stock of a Subsidiary that is not a Domestic Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of Stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder.

                  "Proceeds" has the meaning specified in Article 9 of the UCC.

                  "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the fourth decimal place), the numerator of which is the amount of the Commitment of such Lender and the denominator of which is the amount of the Aggregate Commitments.

                  "Real Property" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries (the "Land"), together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "Reorganization Cases" means the cases of the Borrower and the Guarantors pursuant to chapter 11 of the Bankruptcy Code pending in the Bankruptcy Court.

                  "Required Lenders" means, as of any date of determination, the Lenders having a majority of the Aggregate Commitments.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "Section 363 Sale Motion" means a motion for the sale of all or substantially all of the assets of the Borrower pursuant to Section 363 of the Bankruptcy Code which shall be reasonably acceptable to the Required Lenders and the proceeds of which shall be sufficient to pay all Obligations under this Agreement.

                  "Section 363 Sale" means a sale of all or substantially all of the assets of the Borrower pursuant to Section 363 of the Bankruptcy Code.

                  "Securities Entitlement" has the meaning specified in Article 8 of the UCC.

                  "Standstill Period" has the meaning specified in Section 7.2.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Strategic Agreements" means, collectively, (i) the Strategic Agreement, dated as of March 23, 1994, between LQP and Airtouch Communications,
(ii) the Memorandum of Understanding - U.S. Government and Aviation dated November 1999 between Globalstar USA, Inc. ("GUSA") and LQP, and (iii) the Globalstar Service Reseller Agreement entered into as of April 1, 2000, between, GUSA and Government Services, LLC.

                  "Subordination Cap" has the meaning specified in the definition of Wind-Down Funds in this Section 1.1.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency). As used herein, unless the context requires otherwise, "Subsidiary" means a direct or indirect Subsidiary of the Borrower.

                  "Supporting Obligations" has the meaning specified in Article 9 of the UCC.

                  "Taxes" has the meaning specified in Section 2.8(a).

                  "Term Loan" has the meaning specified in Section 2.1.

                  "Term Loan Borrowing" means a borrowing consisting of Term Loans made on the same day.

                  "Term Loan Commitment" means the Commitment of Lenders to loan up to a maximum aggregate principal amount of $10,000,000 to Borrower on the terms provided herein.

                  "Term Loan Draw Conditions" means all of the conditions precedent to the obligation of the Lenders to make Term Loans set forth in
Section 3.1 and Section 3.2.

                  "Term Loan Note" means a promissory note of the Borrower, payable to the order of any Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment, substantially in the form of Exhibit A-1, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans owing to such Lender.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof; and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

                  "Wind-Down Budget" means that certain Wind-Down Budget dated February 20, 2003 provided by Borrower to Lenders.

                  "Wind-Down Costs" means the Administrative Expenses and wind-down costs to liquidate Borrower and Guarantors set forth in the Wind-Down Budget; provided, however, that the wind-down costs listed under the "Nonlabor Costs" heading in the Wind-Down Budget may increase by an amount up to $500,000 so long as the wind-down costs under the "Working Capital" heading in the Wind-Down Budget decrease by a like amount and vice-versa; provided further, however, notwithstanding anything to the contrary in the Wind-Down Budget, Wind-Down Costs do not include the fees, costs and expenses of investigating, pursuing and prosecuting Avoidance Actions.

                  "Wind-Down Funds" means sum of (i) the amount of cash-on-hand of the Borrower and its wholly-owned Subsidiaries as of the date of entry of the Interim Financing Order, (ii) the "Prepaids, Deposits and Retainers" in the amount of $1,178,000 identified in the Wind-Down Budget, (iii) when available, the recovery of the payments on account of the 2 GHz contract with Space Systems/Loral, Inc. (the "Loral Refund"), and (iv) when available, the proceeds from the settlement with Elsacom S.p.A. and/or its affiliates as described in the related motion filed by the Borrower and the Guarantors filed with the Bankruptcy Court on January 22, 2003, that shall be available to pay the Wind-Down Costs up to a maximum amount of $15,000,000 (the "Subordination Cap"). Upon the entry of the Interim Financing Order (i) the Borrower shall notify the Administrative Agent in writing of the amount of the cash-on-hand constituting Wind-Down Funds and (ii) such cash-on-hand constituting the Wind-Down Funds will be segregated from other cash of the Borrower. To the extent the Borrower receives the Loral Refund or the Elsacom settlement proceeds such Wind-Down Funds will also be segregated. If the Borrower pays non-recurring Wind-Down Costs (i.e., items of a type within the Wind-Down Budget not projected to recur in an Approved Budget prior to the Maturity Date) from funds other than the Wind-Down Funds, including from funds obtained through the operation of the Borrower's business, the Subordination Cap will be reduced, dollar for dollar, for the Wind-Down Costs so paid. If the Borrower pays recurring Wind-Down Costs (i.e., items of a type within the Wind-Down Budget, including professional fees, projected to recur in an Approved Budget prior to the Maturity Date), from funds other than the Wind-Down Funds, including, without limitation, by virtue of the last sentence of Section 2.2(a) of this Agreement, such payments will not reduce the Subordination Cap.

                  Section 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  Section 1.4 Certain Terms. (a) The words "herein," "hereof " and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

                  (b) References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto and any references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified from time to time.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The terms "Lender" and "Administrative Agent" include their respective successors and each permitted assignee of such Lenders who becomes a party hereto pursuant to Section 10.14.

                  (f) Terms not otherwise defined herein and defined in the UCC are used herein with the meanings specified in the UCC.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  Section 2.1 The Term Loans.

                  (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans (each such loan, a "Term Loan") to the Borrower from time to time, on any Business Day during the period from the date of satisfaction or waiver of all Term Loan Draw Conditions until the Maturity Date in an aggregate principal amount not to exceed such Lender's Commitment; provided, however, that after giving effect to any borrowing, (i) the total outstanding Term Loans shall not exceed the Aggregate Commitments and
(ii) the Aggregate Term Loans of any Lender shall not exceed such Lender's Commitment. The Aggregate Commitments will be held in an account by Katten Muchin Zavis Rosenman pursuant to an escrow agreement reasonably satisfactory to the Administrative Agent, the Borrower and Katten Muchin Zavis Rosenman. The Lenders may not withdraw funds deposited in such account after the date of entry of an Interim Financing Order; provided, however, that the Administrative Agent may return any unused portion of the Aggregate Commitment to the Lenders at the Maturity Date or at the direction of the Required Lenders prior to the Maturity Date upon termination of the Term Loan Commitment or termination of the Agreement under the terms of this Agreement. Borrower and Guarantors agree that, notwithstanding Katten Muchin Zavis

Rosenman's role as escrow agent, Katten Muchin Zavis Rosenman may continue to represent the Administrative Agent and the Lenders in this transaction in connection with this Agreement, including the enforcement of rights and remedies of the Administrative Agent and the Lenders.

                  (b)      The Term Loans shall be evidenced by the Term Loan
Notes.

                  Section 2.2 Making the Loans.

                  (a) Each Term Loan Borrowing (other than with respect to the initial Borrowing made hereunder) shall be made on notice, given by the Borrower to Administrative Agent not later than 11:00 a.m. (New York City time) at least two (2) Business Days prior to the proposed Term Loan Borrowing. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit D, which Notice of Borrowing shall specify (i) the date of the requested Borrowing, (ii) the amount of such Borrowing, and (iii) the Permitted Expenditures to be paid with the proceeds of such Borrowing. In connection with submission of a Notice of Borrowing, the Borrower may request one or more modifications to an Approved Budget, provided that the Permitted Expenditures set forth in such Approved Budget may be adjusted by (x) an amount equal to 10% of such Permitted Expenditures in the aggregate (the "Maximum Aggregate Adjustment Amount") (provided that no single line item for Permitted Expenditures in the Approved Budget may be adjusted by an amount in excess of 50% of the Maximum Aggregate Adjustment Amount (the Maximum Line Item Adjusted Amount)), plus (y) the amount by which the actual cash revenues, including user terminal and other receipts, exceed the forecasted cash revenue set forth in the Approved Budget, without the written consent of the Required Lenders.

                  (b) Each Term Loan Borrowing shall be in an aggregate amount of the lesser of $2,000,000 and the remaining Aggregate Commitment and no more than one Term Loan Borrowing shall be made during any 15 day period; provided, however, that any Interim Loans pursuant to an Interim Financing Order shall be limited to $4,000,000 in the aggregate.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                  Section 2.3 Repayment. The Borrower shall repay the entire unpaid principal amount of the Term Loans and all other outstanding Obligations on the Maturity Date.

                  Section 2.4 Prepayments. (a) The Borrower shall have no right to prepay the principal amount of any Term Loan other than as provided in this
Section 2.4.

                  (b) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $250,000 or integral multiples of $50,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment. Any such prepayment of a Loan shall result in a permanent reduction in the Commitment.

                  Section 2.5 Interest. (a) All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, at a rate equal to 10% per annum.

                  (b) Interest accrued on the Loans shall be capitalized on each Interest Payment Date and added to the outstanding principal amount of the Loans, which capitalized interest shall be evidenced by the PIK Interest Notes. Each Lender is hereby authorized to endorse on the grid attached to such Lender's PIK Interest Note the amount of interest capitalized and evidenced by such Lender's PIK Interest Note.

                  Section 2.6 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at the address set forth in Section 10.2 in immediately available funds without set-off or counterclaim. The Administrative Agent shall disburse any such payment to the Lenders as provided in Section 11.10.

                  (b) All computations of interest shall be on the basis of a year of 365 days for the actual number of days occurring in the period for which such interest is payable.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  (d) If a Final Financing Order is not entered and/or the conditions set forth in Section 3.2 are not satisfied or waived by the Lenders on or before March 7, 2003, the Borrower shall repay any outstanding Obligations from the Wind-Down Funds within one Business Day thereafter.

                  Section 2.7 Application of Payments. All payments (including prepayments) on the Loans or any other Obligations (other than the capitalization of interest as set forth in Section 2.5(b)) shall be made to the Administrative Agent for application against the Obligations as follows (regardless of how the Lenders may treat such payments for purposes of their own accounting), in each case in proportion to each Lender's Pro Rata Share: first to then due and outstanding fees, expenses or other charges of the Lenders under this Agreement or any of the other Loan Documents to the extent payable by the Borrower; second to then due interest on any principal amount of Loans prepaid, if any; third to the principal balance of the Term Loans evidenced by the PIK Interest Notes; and fourth to the principal balance of the Term Loans.

                  Section 2.8 Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.8) such Lender receives an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the Borrower shall deliver to such Lender evidence of such payment to the relevant taxation or other authority.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or, from the execution, delivery or registration of, or otherwise with respect to, any Loan Document.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  Section 3.1 Conditions Precedent to Interim Loans. The obligation of each Lender to make the Interim Loans requested to be made by it on an interim basis pursuant to an Interim Financing Order is subject to the satisfaction of all the following conditions precedent:

                  (a) Financing Order and Bankruptcy Court Proceedings. The Interim Financing Order shall have been entered by the Bankruptcy Court on or before February 25, 2003, and any or all provisions of such order shall not have been stayed or vacated.

                  (b) Certain Documents. The Administrative Agent shall have received the following documents:

                           (i) On or before February 25, 2003, this Agreement, duly executed and delivered by the Borrower and each Guarantor;

                           (ii) On or before February 25, 2003, the Notes, duly executed and delivered by the Borrower; and

                           (iii) On the date of each Term Loan Borrowing, a certificate, signed by a Responsible Officer of each Credit Party except LQP, stating that as of each such date each of the conditions specified in Sections 3.3(a), (b) and (c) has been satisfied.

                  Section 3.2 Conditions Precedent to Term Loans Under Final Financing Order. The obligation of each Lender to make the Loans requested to be made by it pursuant to the Term Loan Commitment on the Closing Date is subject to the satisfaction of all the following conditions precedent:

                  (a) Financing Order and Bankruptcy Court Proceedings. The Final Financing Order shall have been entered by the Bankruptcy Court on or before March 7, 2003 and any or all provisions of such order shall not have been stayed or vacated.

                  (b) Certain Documents. The Administrative Agent shall have received the following documents:

                           (i) On or before March 7, 2003, this Agreement, duly executed and delivered by the Borrower and each Guarantor;

                           (ii) On or before March 7, 2003, the Notes, duly executed and delivered by the Borrower;

                           (iii) On or before March 7, 2003, the LQP Pledge Agreement, duly executed and delivered by LQP, in form and substance satisfactory to the Lenders; and

                           (iv) On the date of each Term Loan Borrowing, a certificate, signed by a Responsible Officer of each Credit Party, stating that as of each such date each of the conditions specified in Sections 3.3(a), (b) and (c) has been satisfied.

                  (c)      Other Actions.

                           (i) On or before March 7, 2003, the United States Bankruptcy Court for the District of Delaware having jurisdiction over the cases of LQP and certain of its Affiliates shall have entered an order, in form and substance reasonably satisfactory to the Required Lenders, approving LQP's pledge of its ownership interest in the outstanding Stock of L/Q Licensee, Inc. ("L/Q Licensee") pursuant to the LQP Pledge Agreement.

                           (ii) On or before March 7, 2003, the Lenders shall have received satisfactory evidence of an agreement between the Borrower and Loral Space & Communications Ltd. ("Loral"), which agreement may be in the form of an executed term sheet signed by the Borrower, the Committee and Loral, on terms and conditions reasonably satisfactory to the Required Lenders, with respect to the following:

                           (A)      the delivery of eight ground spare
         satellites to the Borrower currently held by Loral;

                           (B) the termination or modification, as the case may be, of each of the Strategic Agreements;

                           (C) the transfer by L/Q Licensee to the Borrower of the Big LEO License and all rights thereunder; and

                           (D) the transfer by Loral to the Borrower of all of its ownership interest in the Stock of all entities owning or operating the Borrower's gateway and operations in Canada and the treatment of the Indebtedness owed to Loral by such entities in a manner reasonably satisfactory to the Lenders.

                  Section 3.3 Conditions Precedent to Each Loan. The obligation of each Lender to make any Loan on any date (including the Closing Date) shall be subject to the satisfaction of all of the following conditions precedent:

                  (a)      The representations and warranties set forth in
Article IV and in the other Loan Documents shall be true and correct on and as of such date as though made on and as of such date other than any such representations and warranties that, by their terms, refer to an earlier date;

                  (b) The making of the Loans on such date shall not violate any Requirement of Law and is not subject to any stay or injunction, whether temporary, preliminary or permanent;

                  (c) No Default or Event of Default shall have occurred and be continuing; and

                  (d) Each of the Term Loan Draw Conditions in Section 3.1 or 3.2 hereof, as the case may be, shall have been satisfied or waived by the Required Lenders.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement, the Borrower and each Guarantor represents and warrants to the Lenders that on the Closing Date:

                  Section 4.1 Corporate Existence: Compliance with Law. (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Borrower's Subsidiaries that is (i) a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) a limited liability company is duly organized, validly existing and in good standing under the jurisdiction of its formation and (iii) a limited partnership is duly organized and validly existing under the laws of the jurisdiction of its formation.

                  (b) Except as set forth in Schedule 4.1, each of the Borrower and its Subsidiaries (i) is duly qualified or licensed as a foreign limited partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification or licensing except for failures to be so qualified or licensed which in the aggregate would not reasonably be expected to have a Material Adverse Effect; (ii) has all requisite limited partnership, limited liability company or corporate power, as applicable, and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iii) is in compliance with its certificate of limited partnership and partnership agreement, certificate of formation of limited liability company and limited liability company agreement, or certificate of incorporation and by-laws, as applicable; (iv) is in compliance with all other applicable Requirements of Law, except for such noncompliances as in the aggregate would not reasonably be expected to have a Material Adverse Effect and Requirements of Law that are stayed as a result of the commencement of the

Reorganization Cases; and (v) has made all necessary filings with, and has given all necessary notices to, the FCC to the extent required for such ownership and use with respect to the FCC Licenses, except for failures to file or give notice which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  Section 4.2 Corporate Power: Authorization: Enforceable Obligations. Except as set forth in Schedule 4.2:

                  (a) The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                           (i) are within its limited partnership, limited liability company or corporate powers, as applicable;

                           (ii) have been duly authorized by all necessary limited partnership, limited liability company or corporate action, as applicable;

                           (iii) do not and will not (A) contravene its respective certificate of limited partnership or partnership agreement, certificate of limited liability company or limited liability company agreement, or certificate of incorporation or by-laws, as applicable,
         (B) upon entry of the Financing Order by the Bankruptcy Court violate any other applicable or enforceable Requirement of Law, or any applicable or enforceable order or decree of any Governmental Authority or arbitrator, (C) result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Borrower or any Guarantor, the effect of which will not be subject to the automatic stay pursuant to section 362 of the Bankruptcy Code or (D) result in the creation or imposition of any Lien upon any of its property other than Liens in favor of the Lenders pursuant to the Loan Documents; and

                           (iv) do not require the consent of, authorization by, approval of, notice to, acts by or filing or registration with, any Governmental Authority or any other Person, except as otherwise ordered by the Bankruptcy Court or required by the Bankruptcy Code or the Bankruptcy Rules.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1 and
Section 3.2, duly executed and delivered for the benefit of or on behalf of each Credit Party party thereto. This Agreement and the other Loan Documents will be, when delivered pursuant hereto, the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, the Interim Financing Order and the Final Financing Order.

                  Section 4.3 Ownership of Subsidiaries. Set forth on Schedule
4.3 is a complete and accurate list, as of the date hereof, of all Subsidiaries of the Borrower and, as to each such Subsidiary, the exact legal name, jurisdiction of its incorporation or organization, taxpayer identification number, the number of shares authorized (in the case of capital stock) and the number and/or percentage of such outstanding shares of each such class or partnership or limited liability company interests owned (directly or indirectly) by the Borrower, any other Grantor or any other owner. Except as set forth in Schedule 4.3, no Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower (including the Pledged Stock) has been duly and validly issued and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens except those created under the Loan Documents and the Financing Order. All of outstanding shares of Stock that are owned by the Borrower or each Subsidiary that is a corporation are fully paid and nonassessable. All partnership or limited liability company interests of each Subsidiary that is a limited partnership or limited liability company, as the case may be, owned by the Borrower are fully paid and nonassessable to the extent required as of the date of this Agreement. Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents.

                  Section 4.4 Secured, Super Priority Obligations. (a) On and after (i) the entry of the Interim Financing Order with respect to the Interim Loans and (ii) the entry of the Final Financing Order with respect to all Loans, the provisions of the Loan Documents and the Interim Financing Order or Final Financing Order, as the case may be, are effective to create in favor of the Administrative Agent for the ratable benefit of the Lenders, legal, valid and perfected Liens on and security interests (having the priority provided for herein and in the Interim Financing Order and Final Financing Order) in all right, title and interest in the Collateral, enforceable against each Grantor that owns interest in such Collateral.

                  (b) All Obligations and all other amounts owing by the Borrower hereunder and under the other Loan Documents and by the Guarantors under the Guaranty in respect thereof will be secured pursuant to section 364(c)(2) of the Bankruptcy Code, the Interim Financing Order and the Final Financing Order, by a first priority perfected security interest in and Lien on, and mortgage against, all of the Collateral and all Proceeds, rents and products of all of the foregoing and all distributions thereon that are unencumbered as of the date hereof.

                  (c) All Obligations and all other amounts owing by the Borrower hereunder and under the other Loan Documents and by the Guarantors under the Guaranty in respect thereof will be secured pursuant to section 364(c)(3) of the Bankruptcy Code, the Interim Financing Order and the Final Financing Order, by a perfected junior security interest in and Lien on, and mortgage against, all of the Collateral that is subject to the Permitted Liens.

                  (d) Pursuant to section 364(c)(1) of the Bankruptcy Code, the Interim Financing Order and the Final Financing Order, all Obligations and other amounts owing by the Borrower hereunder and under the other Loan Documents and by Guarantors under the Guaranty in respect thereof at all times will constitute allowed super-priority administrative expense claims in the Reorganization Cases having priority over all administrative expenses of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code and including chapter 7 administrative expenses. The foregoing super-priority administrative claims shall not be paid from the Avoidance Actions.

                  Section 4.5 Use of Proceeds. The proceeds of the Loans shall be used solely by the Borrower to pay the costs and expenses of the administration of the Reorganization Cases, including Permitted Expenditures and other obligations, as set forth in the Approved Budget, and to pay such other obligations as contemplated by this Agreement, ordered by the Bankruptcy Court or required by the Bankruptcy Code or Bankruptcy Rules. The Permitted Expenditures set forth in the Approved Budget may be adjusted in accordance with Section 2.2(a).

                  Section 4.6 Intellectual Property.

                  (a) Except as set forth in Schedule 4.6, the Borrower and its Subsidiaries own or license or otherwise have the right to use all Intellectual Property that is necessary for the operation of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.6, to the actual knowledge of the Borrower following reasonable inquiry by its Responsible Officers, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, in the ordinary course of business by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, except where any such infringement or conflict, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no material claim or litigation regarding any of the foregoing is pending or threatened.

                  (b) Except as set forth on Schedule 4.6, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof. The registrations for the Collateral disclosed on Schedule 4.6 are valid and subsisting and in full force and effect to the extent they are necessary for the operation of the business of such Grantor in the reasonable business judgment of such Grantor and material to the assets, properties, condition (financial or otherwise), operations or prospects of the Borrower and its Subsidiaries taken as a whole, except where the failure to maintain a valid and subsisting registration with respect to such collateral, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the material Patents or Copyrights necessary for the operation of the business of such Grantor in the reasonable business judgment of such Grantor have been abandoned or dedicated, except where such abandonment or dedication, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  Section 4.7 Pledged Collateral.

                  (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by each Grantor constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4.7.

                  (b) (i) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and (ii) all of the Pledged Stock are fully paid and nonassessable and, to the extent required as of the date of this Agreement, all of the Pledged Partnership Interests and Pledged LLC Interests are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terns, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                  (d) All Pledged Collateral consisting of certificated securities has been delivered to the Administrative Agent on or prior to the date of entry of an Interim Financing Order to the extent requested by the Administrative Agent.

                  (e) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities in the possession of the Administrative Agent on the date of entry of an Interim Financing Order.

                  (f) No Person other than the Administrative Agent for the ratable benefit of the Lenders has control within the meaning of the UCC over any Investment Property of such Grantor.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  As long as any of the Obligations or any portion of the Commitment remains outstanding, unless the Lenders otherwise consent in writing, the Borrower and each Guarantor agrees with the Lenders that:

                  Section 5.1 Compliance with Laws., Etc. The Borrower and each Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, except where (a) the failure to comply would not reasonably be expected to have a Material Adverse Effect or (b) compliance is prohibited by, in conflict with, or excused by, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court.

                  Section 5.2 Maintenance of Existence. The Borrower and each Guarantor shall maintain and preserve, in each case as in effect on the date hereof, its respective existence as a corporation or other form of business organization in good standing, as the case may be, and all material rights, privileges, FCC Licenses, Patents, Patent Licenses, Copyrights, Copyright Licenses, Trademarks, Trademark Licenses, trade names and franchises necessary in the reasonable business judgment of such Credit Party to the operations of the business of such Credit Party, except where the failure to do so results solely from the commencement of the Reorganization Cases and except as permitted in Section 6.3.

                  Section 5.3 Access. Subject to the provisions of Section 10.11 and any Non-Disclosure Agreements, the Borrower and each Guarantor shall, at any reasonable time and from time to time, upon prior reasonable notice, permit the Lenders, or any agents or representatives thereof; to (a) examine and make copies of and abstracts from its records and books of account, (b) visit its properties and inspect the Collateral of such Grantor, (c) discuss its affairs, finances and accounts with any of its respective officers or directors and (d) communicate directly with its independent certified public accountants.

                  Section 5.4 Keeping of Books. The Borrower and each Guarantor shall keep proper books of record and account, in which full and correct entries in all material respects shall be made of all of its financial transactions, assets and business in conformity with GAAP and all Requirements of Law.

                  Section 5.5 Use of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.5; provided, however, that the Borrower shall not use the proceeds from any Loans for any purpose that is improper under the Bankruptcy Code.

                  Section 5.6 Further Assurances. The Borrower and each Guarantor shall perform, make, execute and deliver all such additional and further acts, things, deeds, occurrences and instruments as the Lenders may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and ensure the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.

                  Section 5.7 Secured Indebtedness. To the knowledge of the Borrower, there exists no indebtedness of the Borrower for borrowed money secured by any Lien upon or in property owned by the Borrower as of the date hereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or any portion of the Commitment remains outstanding, without the written consent of the Lenders, the Borrower and each Guarantor agrees with the Lenders that:

                  Section 6.1 Liens, Etc. Neither the Borrower nor any of it Subsidiaries shall create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except for (collectively, the following are hereinafter referred to as the "Permitted Liens"): (a) Liens created pursuant to the Loan Documents and authorized by the Financing Order; (b) purchase money Liens upon or in any property hereinafter acquired by the Borrower or such Subsidiary in the ordinary course of business not inconsistent with the Approved Budget to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, including Liens to secure Capital Lease Obligations; (c) any Lien securing the renewal, extension or refunding of any Indebtedness or other Obligation secured by any Lien permitted by subsection (b) of this Section 6.1 without any increase in the amount secured thereby or in the assets subject to such Lien; (d) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or such Subsidiary in the ordinary course of business which secure its obligations to such Person; (e) Liens securing taxes, assessments or governmental charges or levies, exclusive of any such

Liens asserted by the FCC; (f) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits; (g) Liens securing the performance of statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; (h) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or such Subsidiary or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or such Subsidiary; and
(i) valid, perfected and enforceable Liens of record existing immediately prior to the Petition Date.

                  Section 6.2 Indebtedness. Neither the Borrower nor any Guarantor shall create or suffer to exist any Indebtedness except: (i) the Obligations; (ii) Indebtedness outstanding on the Petition Date; (iii) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or Claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased in the ordinary course of business of the Borrower or such Guarantor; (iv) Indebtedness arising under any performance bond reimbursement obligation entered into by the Borrower or such Guarantor; (v) Indebtedness constituting Administrative Expenses or other administrative expense obligations incurred in the Reorganization Cases, unless disallowed by the Bankruptcy Court; (vi) Indebtedness otherwise permitted under this Agreement; and (vii) Indebtedness secured by Permitted Liens.

                  Section 6.3 Mergers, Sale of Assets, Etc. Except in connection with a Plan of Reorganization and except for the Globalstar Canada Transaction, neither the Borrower nor any of its Subsidiaries shall (a) directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or Stock, or otherwise combine with, any Person or form any Subsidiary, (b) sell, convey, transfer, lease or otherwise dispose of any of its assets or Stock or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of the Borrower or such Subsidiary, except (i) the sale or disposition of Inventory or other assets in the ordinary course of business or other tangible personal property which has become obsolete or is replaced in the ordinary course of business, and (ii) the rejection or assumption and assignment of executory contracts and unexpired leases pursuant to section 365 of the Bankruptcy Code; provided that all necessary approvals, including the approval of the Bankruptcy Court, have been obtained, or (c) enter into agreements in respect of any of the foregoing prohibited transactions.

                  Section 6.4 Investments. Neither the Borrower nor any of its Subsidiaries shall make or commit to make any loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in any Person (all such transactions being called "Investments") except:

                  (a)      Investments in cash equivalents;

                  (b)      Investments existing on the date hereof; or

                  (c) Investments made in any Person that are not inconsistent with the Approved Budget.

                  Section 6.5 Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall, except to the extent not inconsistent with the Approved Budget, (a) declare, pay or make or permit any Subsidiary to declare, pay or make (i) any dividends or other distributions with respect to Stock or rights to acquire Stock or any payment on account of such Stock, or (ii) any payment of principal or payment of interest on account of any of its Indebtedness incurred prior to the commencement of the Reorganization Cases, except as otherwise ordered by the Bankruptcy Court, (b) set apart assets for a sinking or any analogous fund for the purchase, redemption, or retirement or other acquisition of, any shares of its Stock or rights to acquire Stock or any of its Indebtedness or (c) purchase, defease, acquire, or redeem any of its Indebtedness; provided that the Borrower may make required or permitted payments or prepayments on the Loans.

                  Section 6.6 Transactions With Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee, except transactions that are (a) contemplated by this Agreement or (b) in the ordinary course of the Borrower's or such Subsidiary's business and are not inconsistent with the Approved Budget.

                  Section 6.7 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make any capital expenditures inconsistent with the Approved Budget.

                  Section 6.8 Amendment of Charter or Bylaws. Neither the Borrower nor any of its Subsidiaries shall, except as set forth in the Plan of Reorganization, amend its partnership agreement, certificate or articles of incorporation or other equivalent organizational documents to revise, in any material respect from their form on the date hereof.

                  Section 6.9 Prohibition on No Shop Clauses. Prior to the selection of an investor pursuant to an auction of all or substantially all of the Borrower's assets or for the right to make an investment in the Borrower sanctioned and approved by the Bankruptcy Court, neither the Borrower nor any of the Guarantors shall enter into any agreement or agree to any provision that prohibits, or in any way limits, the ability of the Borrower or Guarantors to:
(a) negotiate with Lenders, any member or affiliate of Lenders or any other Party with respect to investment in the Borrower and Guarantors or acquisition of assets of the Borrower and Guarantors; (b) negotiate a plan of reorganization with Lenders, or any of its members or affiliates; and (c) respond to unsolicited offers from Lenders, any member or affiliate of Lenders or any other Party. This Section 6.9 shall survive any payment or prepayment of the Loans. Notwithstanding the foregoing, nothing in this Section 6.9 shall prohibit or limit the Borrower or any Guarantor from including in the documents governing an investment in, or acquisition of the assets of, the Borrower and the Guarantors provisions that would prevent the Borrower and the Guarantors from soliciting further offers so long as such provisions allow them to respond to unsolicited offers and to terminate such investment or acquisition in order to accept a transaction determined by the Borrower to be more favorable to the stakeholders of the Borrower and the Guarantors, even if such termination would result in the payment of a breakup fee and/or the reimbursement of expenses by the Borrower or the Guarantors.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 Termination; Acceleration. Upon the occurrence and during the continuation of any Event of Default, without further order of, application to, or action by, the Bankruptcy Court and without limiting any other right or remedy, at the direction of the Required Lenders, the Administrative Agent may by written notice to the Borrower and the Committee in accordance with Section 10.2 (a) declare that all or any portion of the Term Loan Commitment be terminated, whereupon the obligation of the Lenders to make Loans shall immediately terminate, and (b) declare the Loans, the PIK Interest Notes, all accrued interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, the PIK Interest Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                  Section 7.2 Standstill Period: Exercise of Remedies. Thirty days (the "Standstill Period") following the Administrative Agent's written notice of termination and acceleration given pursuant to Section 7.1, the automatic stay provided in section 362 of the Bankruptcy Code shall be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent for the benefit of the Lenders shall be entitled to exercise all of its rights and remedies under the Loan Documents and applicable law, including, without limitation, all rights and remedies with respect to the Collateral and the Guarantors; provided however that upon the occurrence of the Maturity Date, the Standstill Period shall be five Business Days. The Lenders shall not be required to make any Loans to Borrower under this Agreement during the Standstill Period and Borrower shall not use the cash collateral (as that term is defined in Section 363 of the Bankruptcy Code) of Lenders during the Standstill Period, except for the Wind-Down Fund, as to which the Lenders' Liens and super-priority claims are subordinated, provided however that the use of the Wind-Down Funds during the Standstill Period for any purpose will result in a dollar-for-dollar reduction in the Subordination Cap for any such funds so used. The Administrative Agent shall have the right to seek an order of the Bankruptcy Court on as little as one Business Day's notice to the Borrower and the Committee, terminating the Standstill Period if the Required Lenders believe in good faith that the Collateral and/or its value are in jeopardy.

                  Section 7.3 Commitment Fee. In consideration for Lenders' agreement to give the Term Loan Commitment, except as provided in Section 7.4, the Lenders shall be entitled to receive as a commitment fee (such amount, the "Commitment Fee"): (1) upon the Effective Date of a Plan of Reorganization or the first date distributions are made to unsecured creditors, if made other than under Plan of Reorganization $250,000 (or under circumstances in Section 7.4 hereof, $125,000 at the time provided for in such Section 7.4) in cash or, if of greater value, (2) a portion of the consideration otherwise to be distributed to the general unsecured creditors of the Borrower and Guarantors under a Plan of Reorganization or otherwise, determined as follows: (a) to the extent the value of such distributions does not exceed $55,000,000, the Lenders shall not be entitled to any of such consideration; (b) to the extent the value of such distributions exceeds $55,000,000, the Lenders shall be entitled to receive 10% of such distributions in excess of $55,000,000 but not in excess of $155,000,000; and (c) to the extent the value of such distributions exceeds $155,000,000, the Lenders shall also be entitled to receive 5% of such distributions in excess of $155,000,000. In the event the Lenders are entitled to receive a portion of the distributions to be made to general unsecured creditors under a Plan of Reorganization or otherwise, as contemplated in clause
(2) of this Section 7.3, the distributions to the Lenders shall be made on a pro rata basis in accordance with each Lender's Pro Rata Share, contemporaneously with the distributions to general unsecured creditors and subject to any terms and conditions set forth in the Plan of Reorganization regarding the making of such distributions. To the extent the consideration to be distributed to the general unsecured creditors of the Borrowers and Guarantors consists of different forms of consideration and the Lenders are to receive a portion thereof pursuant to clause (2) of this Section 7.3, the Lenders shall receive the different forms of consideration in the same proportions as the general unsecured creditors. The fees, costs and expenses incurred by the lead and local counsel for the Lenders in connection with negotiating, documenting and obtaining approval of this Agreement and all related documents as permitted in
Section 10.4 up to a maximum amount of $100,000 (the "Documentation Fee") shall be due and payable upon entry of an Interim Order of the Bankruptcy Court approving this Agreement and the financing provided herein and shall be deducted from the first draw made by Borrower under this Agreement. The cap on the amount of the Documentation Fee shall not otherwise affect the Lenders' right to payment of their other fees, costs and expenses payable under Section 10.4 or the amount thereof. For purposes of this Section 7.3, any non-cash consideration to be distributed pursuant to a Plan of Reorganization shall be deemed to have the value set forth for such consideration in the disclosure statement relating to such Plan of Reorganization. If the Required Lenders dispute the valuation, they shall have the right to object to such valuation in conjunction with a determination of the adequacy of the disclosure statement and the value of such non-cash consideration shall be determined by the Bankruptcy Court; provided, however, so long as the rights of Lenders to a final determination of valuation are preserved, in recognition that such a valuation determination may take considerable time of the Bankruptcy Court, the Lenders shall not object to the approval and dissemination to creditors of Borrower and Guarantors of a disclosure statement that appropriately discloses the existence of the valuation dispute. If the distributions to unsecured creditors are made other than pursuant to a Plan of Reorganization, then, absent an agreement of the Borrowers or any Chapter 7 Trustee and the Required Lenders as to the value of the non-cash consideration, the Bankruptcy Court shall determine the value of any non-cash consideration. In the event a Final Order resolving the dispute over value is not entered by the time non-cash consideration is to be distributed to creditors (whether pursuant to a Plan of Reorganization or otherwise), the full amount of non-cash consideration asserted by the Administrative Agent (on behalf of the Lenders) to be payable shall be reserved and segregated at that time and held for the benefit of the Lenders. The Administrative Agent will notify the Borrower and the Committee whether the Required Lenders will contest the value of any non-cash consideration within 5 business days after receiving written notice of the value placed thereon by the Borrower. The terms of this Section
7.3 shall survive any payment of this Loan, including any prepayment. Except as provided in Section 7.4, the Commitment Fee is payable regardless of any prepayment or payment in full of the Loans.

                  Section 7.4 Other Termination. In the event the Term Loan Draw Conditions have not been met or otherwise waived with respect to any Interim Loans on or before February 25, 2003 and with respect to any other Loans on or before March 7, 2003, either the Lenders or the Borrower may, by written notice to each other and the Committee, terminate this Agreement. Upon such termination, neither the Lenders nor any Credit Party shall have any

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further obligation hereunder, or under any other Loan Document; provided that, notwithstanding anything else to the contrary in this Agreement, if the Agreement is terminated as a result of the failure to satisfy the Term Loan Draw Conditions set forth in Section 3.2, the Borrower shall be obligated to pay all outstanding Obligations plus a Commitment Fee of $125,000 in cash which shall be paid to the Administrative Agent from the Wind-Down Funds within one Business Day of termination.

                                  ARTICLE VIII

                                    GUARANTY

                  Section 8.1 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Guarantor from the proceeds of the Loans, each Guarantor hereby agrees with the Lenders that such Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees as primary obligor and not merely as surety the full and prompt payment and performance by the Borrower when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations of the Borrower to the Lenders. If any or all of the Obligations of the Borrower to the Lenders become due and payable hereunder, each Guarantor, jointly and severally, unconditionally promises to pay such Obligations to the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Lenders in collecting any of the Obligations.

                  Section 8.2 Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Lenders in respect of the Obligations which the Lenders are required to repay to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  Section 8.3 Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other, guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

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

                  Section 8.4 Authorization. Each Guarantor authorizes the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner or place of payment of, and/or change or extend the time of payment of, renew, accelerate or alter, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of such Guarantor or the Borrower remain unpaid; and/or

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

                  Section 8.5 Reliance. It is not necessary for the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf; and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  Section 8.6 Subordination. Any of the Indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Obligations of the Borrower; provided, however, that payment may be made by the Borrower on any such Indebtedness owing to such Guarantor so long as the same is not prohibited by this Agreement; and provided further, that if the Lenders so request at a time when an Event of Default exists, all such Indebtedness of the Borrower to such Guarantor shall be collected, enforced and received by such Guarantor as trustee for the Lenders and be paid over to the Lenders on account of the Obligations of the Borrower to the Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  Section 8.7 Waiver. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Interim Financing Order or the Final Financing Order:

                  (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lenders to
(i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security granted by the Borrower, any other Guarantor, any other guarantor or any other party or (iii) pursue any other remedy in the Lenders' power whatsoever. Each Guarantor waives (except as shall be required by applicable statute and cannot be waived) any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Lenders may, at their election, foreclose on any security held by the Lenders by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Lenders shall have no duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                                   ARTICLE IX

                                    SECURITY

                  Section 9.1 Security.

                  (a) To induce the Lenders to make the Loans, each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the

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

Obligations, a continuing first (or junior, as the case may be) priority Lien and security interest (subject only to the Permitted Liens) in accordance with sections 364(c)(2) and (3) of the Bankruptcy Code in and to all Collateral of such Grantor. For purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

                           (i)      All cash and cash equivalents;

                           (ii)     all Accounts;

                           (iii) all Accounts Receivable and Accounts Receivable Records;

                           (iv) all books and Records pertaining to the property described in this Section 9.1;

                           (v)      all Chattel Paper;

                           (vi)     all Documents;

                           (vii)    all Equipment;

                           (viii) all General Intangibles, including all Intellectual Property and that portion of the Pledged Collateral constituting General Intangibles (provided, however, that notwithstanding any other provision in this Agreement or any other Loan Document, the Collateral shall not include any FCC Licenses now owned or at any time hereafter acquired by any Grantor);

                           (ix)     all Instruments;

                           (x)      all Insurance;

                           (xi)     all Inventory;

                           (xii) all Investment Property and that portion of the Pledged Collateral constituting Investment Property;

                           (xiii) all other Goods and personal property of such Grantor, whether tangible or intangible, wherever located;

                           (xiv)    all Payment Intangibles;

                           (xv) all property of any Grantor held by the Lenders, including all property of every description, in the possession or custody of or in transit to the Lenders for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power;

                           (xvi)    all Real Property;

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

                           (xvii) to the extent not otherwise included, all monies and other property of any kind which is, after the Closing Date, received by such Grantor in connection with refunds with respect to taxes, assessments and governmental charges imposed on such Grantor or any of its property or income;

                           (xviii) all causes of action expressly excluding the Avoidance Actions and all monies and other property of any kind received therefrom, and all monies and other property of any kind recovered by any Grantor;

                           (xix) to the extent not otherwise included, all Pledged Collateral;

                           (xx) to the extent not otherwise included, all Collateral Support and Supporting Obligations; and

                           (xxi) to the extent not otherwise included, all Proceeds of each of the foregoing and the sale of the FCC Licenses and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the foregoing.

                  (b) The Lenders agree that upon entry of a Final Financing Order and satisfaction of the conditions set forth in Section 3.2, the super-priority administrative claims provided to the Lenders herein shall be subordinated to the Wind-Down Costs, and the security interests and Liens provided to the Lenders herein shall not be enforceable against the Wind-Down Funds, but such subordination and unenforceability shall be limited to Wind-Down Costs and Wind-Down Funds within and as limited by the Subordination Cap (as the same may be reduced from time to time in accordance with the terms of this Agreement). The Lenders further agree that the Lenders' super-priority administrative claims provided herein shall not be paid from the Avoidance Actions.

                  Section 9.2 Perfection of Security Interests. The Liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Interim Financing Order and the Final Financing Order. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate, perfect, maintain, protect or enforce the Liens and security interests granted by or pursuant to this Agreement and the Financing Order.

                  Section 9.3 Rights of Lenders: Limitations on Lenders' Obligations. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Interim Financing Order or the Final Financing Order and in any event not inconsistent with the Applicable
Budget:

                  (a) Subject to each Grantor's rights and duties under the Bankruptcy Code (including section 365 of the Bankruptcy Code), it is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under its Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Administrative Agent and the Lenders shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement, the Loan Documents, or the granting to the Administrative Agent (for the ratable benefit of the Lenders) of a security interest therein or the receipt by the Administrative Agent or the Lenders of any payment relating to any Contract pursuant hereto, nor shall the Administrative Agent or the Lenders be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (b) Subject to Section 9.5, the Administrative Agent authorizes each Grantor to collect its Accounts, provided that such collection is performed in accordance with such Grantor's customary procedures, and the Administrative Agent may, upon the occurrence and during the continuation of any Event of Default and without notice limit or terminate said authority at any time.

                  (c) The Administrative Agent may at any time, upon the occurrence and during the continuation of any Event of Default, after first notifying the Borrower of its intention to do so, notify Account Debtors, notify the other parties to the Contracts of the Borrower or any other Grantor, notify obligors of Instruments and Investment Property of the Borrower or any other Grantor and notify obligors in respect of Chattel Paper of the Borrower or any other Grantor that the right, title and interest of the Borrower or such Grantor in and under such Accounts, such Contracts, such Instruments, such Investment Property and such Chattel Paper have been assigned to the Administrative Agent and that payments shall be made directly to the Administrative Agent. Upon the request of the Administrative Agent, the Borrower or such other Grantor will so notify such Account Debtors, such parties to Contracts, obligors of such Instruments and Investment Property and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may in its own name, or in the name of others, communicate with such parties to such Accounts, Contracts, Instruments, Investment Property and Chattel Paper to verify with such Persons to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Investment Property or Chattel Paper.

                  Section 9.4 Covenants of the Grantors with Respect to Collateral. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Interim Financing Order and the Final Financing Order and in any event not inconsistent with the Applicable Budget, each Grantor hereby covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

                  (a) Limitations on Modifications of Accounts. Such Grantor will not, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than any of the foregoing which are done in the ordinary course of business, consistent with past practices and trade discounts granted in the ordinary course of business of such Grantor.

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

                  (b) Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, (i) of any Lien asserted against any of the Collateral other than Permitted Liens, and (ii) of the occurrence of any other event which would result in a material adverse change with respect to the aggregate value of the Collateral or on the security interests created hereunder.

                  (c)      Pledged Collateral.

                           (i) Upon request of the Administrative Agent, such Grantor will deliver to the Administrative Agent, all certificates representing or evidencing any Pledged Collateral, whether now arising or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                           (ii) Except as provided in Section 9.7, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Obligations.

                           (iii) Except as provided in Section 9.7, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Administrative Agent, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or

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

         exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

                           (iv) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor, agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership pursuant to the terms hereof and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership, subject to the terms hereof, with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of a limited liability company, such Grantor hereby consents to the extent required by the applicable limited liability company agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such limited liability company and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the limited liability company pursuant to the terms hereof with all the rights, powers and duties of a member of the limited liability company in question.

                           (v) Such Grantor will not agree to any amendment of a constituent document that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including electing to treat the membership interest or partnership interest of such Grantor as a security under section 8-103 of the UCC.

                  (d)      Intellectual Property.

                           (i) Such Grantor will (i) continue to use each Trademark that is material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used in the ordinary course of business, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark in the ordinary course of business, (iii) use such Trademark in the ordinary course of business with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark in the ordinary course of business which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way in the ordinary course of business.

                           (ii) Such Grantor will not do any act, or omit to do any act, whereby any Patent which is material Intellectual Property may become forfeited,

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

         abandoned or dedicated to the public unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

                           (iii) Such Grantor (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is material Intellectual Property may become invalidated or otherwise impaired and
         (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is material Intellectual Property may fall into the public domain unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

                           (iv) Such Grantor will not do any act, or omit to do any act, whereby any trade secret which is material Intellectual Property may become publicly available or otherwise unprotectable unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

                           (v) Such Grantor will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person unless such act or omission would not reasonably be expected to have a Material Adverse Effect.

                           (vi) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of; right to use, interest in, or the validity of; any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same, unless such event would not reasonably be expected to have a Material Adverse Effect.

                           (vii) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.

                           (viii) Such Grantor will take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

                           (ix) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party and such event would be reasonably likely to result in a Material Adverse Effect, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such material Intellectual Property.

                  Section 9.5 Performance by Administrative Agent of the Grantors' Obligations. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order, if any Grantor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of the Loan, shall be payable by such Grantor to the Administrative Agent on demand and shall constitute Obligations secured by the Collateral. Performance of such Grantor's obligations as permitted under this Section 9.5 shall in no way constitute a violation of the automatic stay provided by section 362 of the Bankruptcy Code and each Grantor hereby waives applicability thereof.

                  Section 9.6 Limitation on Administrative Agent's Duty in Respect of Collateral. The Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall, with respect to the Collateral in its possession or under its control, deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account. Upon request of the Borrower, the Administrative Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral of any Grantor.

                  Section 9.7 Remedies, Rights Upon Event of Default. Subject to
Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Interim Financing Order or the Final Financing
Order:

                  (a) If any Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere at such prices at it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases to the extent permitted by applicable law. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale (net of all expenses incurred by the Administrative Agent in connection therewith, including, without limitation, attorney's fees and expenses), to the Obligations in any order deemed appropriate by the Administrative Agent, such Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, the UCC, need the Administrative Agent account for the surplus, if any, to such Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days' notice to the Borrower (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to the Borrower at its address set forth in Section 10.2) of the time and place of any public sale of Collateral or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Administrative Agent and its agents shall have the right to enter upon any real property owned or leased by any Grantor to exercise any of its rights or remedies under this Agreement. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay its Obligations and all other amounts to which the Administrative Agent is entitled, the Grantors also being liable for the fees and expenses of any attorneys employed by the Administrative Agent to collect such deficiency.

                  (b) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                  (c)      Pledged Collateral.

                           (i) During the continuance of an Event of Default, if the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Obligations in the order set forth herein, and (ii) the Administrative Agent or their nominee may exercise
         (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Collateral, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                           (ii) In order to permit the Administrative Agent to exercise the voting and other consensual rights which they may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

                           (iii) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

                  Section 9.8 The Appointment of Administrative Agent as Attorney-in-Fact. Subject to Section 9.9, the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order:

                  (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its and its Subsidiaries true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor, or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish the purposes of this Agreement and the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

                           (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor, its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                           (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                           (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder, directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral of such Grantor; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademarks, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  (b) The Administrative Agent agrees that it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this Section 9.8, except upon the occurrence or during the continuation of an Event of Default. The Grantors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof, The power of attorney granted pursuant to this
Section 9.8 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

                  (c) The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (d) Each Grantor also authorizes the Administrative Agent, at any time and from time to time upon the occurrence and during the continuation of any Event of Default or as otherwise expressly permitted by this Agreement, (i) to communicate in its own name or the name of its Subsidiaries with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  Section 9.9 FCC-Related Requirements of Law. The Administrative Agent and the Lenders acknowledge that the effectiveness of certain provisions set forth in this Agreement or in any other Loan Document (including the provisions relating to the exercise of the Administrative Agent's rights with respect to Pledged Collateral and effectiveness or the exercise of the power of attorney conferred on the Administrative Agent) may be subject to prior FCC approval and, to the extent such FCC approval is required, notwithstanding any other provision in this Agreement or any other Loan Document to the contrary, such provisions shall not be effective until such FCC approval is obtained. The Administrative Agent and the Lenders agree to not exercise any of its rights or powers hereunder or under any other Loan Document unless and until such FCC approval, if required, is obtained.

                                   ARTICLE X

                                 MISCELLANEOUS

                  Section 10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 10.2 Notices, Etc. Any notice or other communication permitted or required to be given hereunder will be in writing, and sent by reputable courier service (with proof of delivery), by hand delivery or by facsimile (followed by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

                  If to the Lenders:

                  Blue River Capital, LLC, as
                  Administrative Agent
                  C/O Van D. Greenfield
                  360 East 88th Street, Suite 2D
                  New York, NY 10128
                  Fax: (212) 426-5677

                  With copies to:

                  Katten Muchin Zavis Rosenman
                  575 Madison Avenue
                  New York, New York 10022-2585
                  Attention: Jeff J. Friedman, Esq.
                  Fax: (212) 940-8776

                  If to the Borrower or any Guarantor:

                  Globalstar, L.P.
                  3200 Zanker Road
                  San Jose, California 95134
                  Attention: William Adler, Esq.
                  Fax: (408) 933-4950

                  With copies to:

                  Jones Day
                  222 East 41st Street
                  New York, New York 10017
                  Attention: Paul D. Leake, Esq.
                  Telecopy number: (212) 755-7306

                  and

                  The Committee
                  c/o Akin Gump
                  590 Madison Avenue
                  New York, New York 10022
                  Attention: Stephen B. Kuhn, Esq. and Daniel H. Golden, Esq. Telecopy number: (212) 872-1002

                  All such notices and communications shall, when mailed, telecopied, or delivered, be effective when deposited in the mails, or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Lenders pursuant to Article II or VIII shall not be effective until received by the Lenders.

                  Section 10.3 No Waiver: Remedies. No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 10.4 Costs: Expenses: Indemnities. (a) Subject to
Section 7.3 in respect of the Documentation Fee and Section 12.3, the Borrower shall pay upon demand all reasonable, documented out-of-pocket expenses of the Lenders (but the Borrower shall not be required to pay the fees and disbursements of Lenders' counsel other than lead and local counsel, Katten Muchin Zavis Rosenman and Connolly Bove Lodge & Hutz LLP, respectively) in connection with the preparation and administration of this Agreement and the documents related thereto or amendment thereof, including enforcement of the Lenders' rights and remedies under this Agreement. Upon the Effective Date of a Plan of Reorganization or the first date distributions are made to unsecured creditors, if made other than under Plan of Reorganization, the Borrower shall pay any such reasonable, documented out-of-pocket expenses not previously paid.

                  (b) The Borrower and each Guarantor agree to jointly and severally indemnify the Lenders and their directors, officers, agents and employees (each "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages and expenses of any kind, including the reasonable fees and disbursements of counsel, which are incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided, however, that nothing in this Section 10.4(b) shall obligate the Borrower or any Guarantor to indemnify the Lenders for any liabilities, losses, damages or expenses resulting from the gross negligence or willful misconduct of the Lenders.

                  Section 10.5 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default and following the expiration of the applicable Standstill Period and the giving of notice as required by the Financing Order, the Lenders, after prompt notice thereof to the Borrower, are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of the Borrower or any Guarantor against any and all of the

Obligations now or hereafter existing whether or not the Lenders shall have made any demand under this Agreement or any Note or other Loan Document and although such Obligations may be unmatured.

                  Section 10.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Guarantor and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower and each Guarantor and the Lenders and their respective successors and assigns, subject to Section 10.14.

                  Section 10.7 Governing Law. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

                  Section 10.8 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  Section 10.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be effective to bind a party to this Agreement and such facsimile signatures shall have the same force and effect as original signatures.

                  Section 10.10 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  Section 10.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Person's employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Persons on a nonconfidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence. Notwithstanding any provision of this Section 10.11 each Lender that has entered into a Non-Disclosure Agreement on or prior to the date hereof shall be subject to the terms thereof, it being understood that such terms shall govern in the event of a conflict between such terms and the provisions of this Section 10.11. Each of Blue River Capital, LLC, Loeb Partners Corp. and Columbia Ventures Corp., each in its capacity as a Lender hereunder, and each of their respective principals, partners, employees, attorneys, advisors or representatives, shall not provide any information in their possession, or that comes into their possession during the term of this Agreement, that Borrower has designated as "confidential" or "proprietary," either orally or in writing, to any other Lender without the express written consent of Borrower.

                  Section 10.12 Jurisdiction. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the Bankruptcy Court, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the Bankruptcy Court. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  Section 10.13 Waiver of Jury Trial. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

                  Section 10.14 Non-Assignment. Neither the Borrower nor any Guarantor may assign this Agreement without the prior written consent of the Lenders. No Lender may assign its interest in this Agreement to a competitor of Borrower without the prior written consent of Borrower provided that if an Event of Default has occurred and the Standstill Period has expired, then any such Lender shall not be required to obtain Borrower's consent to any assignment of this Agreement.

                                   ARTICLE XI

                              ADMINISTRATIVE AGENT

                  Section 11.1 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf and in its stead under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  Section 11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

                  Section 11.3 Liability of Administrative Agent. No Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party.

                  Section 11.4 Reliance by Administrative Agent.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel. Except as provided in Section 11.5, the Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such required consent of the Lenders under the Loan Documents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with an appropriate request or consent of the Lenders except if it shall fail to exercise rights demanded after and during the continuation of an Event of Default after receipt of the demand described in Section 11.5.

                  (b) For purposes of determining compliance with the conditions specified in Section 3.1(b), each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

                  Section 11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, except with respect to any Event of Default arising from defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "Notice of Event of Default." The Administrative Agent will notify the Lenders of its receipt of any such notice. If an Event of Default occurs and is continuing, and if the Required Lenders demand it in writing, the Administrative Agent shall, subject to the provisions of Sections 7.1 and 7.2, and as soon as legally permitted, enforce the Lenders' rights to immediately collect the Loans and interest and other sums due the Lenders, and enforce all of their rights against the Collateral, the Guarantors or any other Persons. Subject to the provisions of Sections 7.1 and 7.2, in the event the Administrative Agent fails to take such action after such demand, any of the Lenders may take such action on behalf of the Lenders. The Administrative Agent or the Lender enforcing such rights shall have all the powers given to such Lender in the Credit Agreement or provided by law or equity to enforce such rights.

                  Section 11.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

                  Section 11.7 Administrative Agent in its Individual Capacity. With respect to its Loans, Blue River Capital LLC shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the

Administrative Agent and the terms "Lender" and "Lenders" include Blue River Capital LLC in its individual capacity.

                  Section 11.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  Section 11.9 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, upon written approval of the Required Lenders:

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document;

                  (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document;

                  (c)     to release any Collateral for value; and

                  (d) to collect, receive, appropriate or realize any Collateral upon an Event of Default; and

                  (e) upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

                  Section 11.10 Payments to Lenders. Notwithstanding any other provision of this Agreement, each payment to be made by the Borrower under this Agreement shall be made to Administrative Agent for the pro rata benefit of the Lenders, and Administrative Agent shall disburse such payments to the Lenders not more than 24 hours after its receipt thereof.

                  Section 11.11 Notices. Notwithstanding any provision of the Credit Agreement to the contrary, each Notice required to be given to any Lender shall be given instead to the Administrative Agent on behalf of each Lender.

                  Section 11.12 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Term Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and cooperate to make the necessary payments so that each Lender shall have received its Pro Rata Share of payments on the Obligation and the Obligation of Borrower to each Lender shall be adjusted as necessary.

                                  ARTICLE XII

                    REQUIRED CONSENTS; RIGHTS OF PARTICIPANTS

                  Section 12.1 Required Lenders Consents. Notwithstanding any provision of the Credit Agreement to the contrary, the consent of the Required Lenders shall be required for:

                  (a)     any modifications or amendments of the Approved
Budget;

                  (b) any modification or amendment to, or waiver of any provision of, the Credit Agreement, including, without limitation, any extension of time periods for performance under any provisions thereof, or any payment schedule thereto; and

                  (c) the acceleration of any payments due under this Agreement and the exercise of any and all remedies upon an Event of Default, including realization of any Collateral.

                  Section 12.2 Unanimous Consent of the Lenders. Notwithstanding any provision of this Agreement to the contrary, the consent of all of the Lenders shall be required for:

                  (a) any forgiveness, in part or in whole, of any Obligations, including any interest due thereon; and

                  (b)     the termination of any Loan Document.

                  Section 12.3 Right of Lenders to Bring Action for Repayment. Upon the Maturity Date, if Borrower does not make the repayment as set forth in
Section 2.3, the Borrower hereby agrees that each Lender may, in his or its individual capacity, bring an action against the Borrower to recover his or its Pro Rata Share of (a) the Aggregate Commitments, including any interest thereon,
(b) any other Obligations due and owing, and (c) the reasonable attorneys fees and costs relating to seeking such recovery.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    Borrower:

                                    GLOBALSTAR, L.P.,
                                    a Debtor and Debtor in Possession

                                    By:
                                         _______________________________________
                                         Name:
                                         Title: Chief Executive Officer

                                    Guarantors:

                                    GLOBALSTAR CAPITAL CORPORATION,
                                    a Debtor and Debtor in Possession

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    GLOBALSTAR SERVICES COMPANY, INC.,
                                    a Debtor and Debtor in Possession

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    GLOBALSTAR, L.L.C.,
                                    a Debtor and Debtor in Possession

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    Lenders:

                                    ICO INVESTMENT CORP.

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    BLUE RIVER CAPITAL LLC

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    IRIDIUM INVESTORS, LLC

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    LOEB PARTNERS CORP.

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                    COLUMBIA VENTURES CORPORATION

                                    By:
                                         _______________________________________
                                         Name:
                                         Title:

                                   EXHIBIT A-1

                                FORM OF TERM NOTE

U.S. $[_____________]                                 Dated: February ____, 2003

         FOR VALUE RECEIVED, the undersigned, GLOBALSTAR, L.P. (the "Borrower"), HEREBY PROMISES TO PAY to the order of [___________] ("Lender") the principal sum of [__________] United States Dollars [($___________)], or if less, the unpaid principal amount of the Loans (as defined in the Agreement referred to below) of the Lender to the Borrower pursuant to the Commitment (as defined in the Agreement referred to below), payable at such times, and in such amounts, as are specified in the Agreement.

         The Borrower promises to pay interest on the unpaid principal amount hereof from the date when made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement. The date and amount of each Loan made by the Lender pursuant to the Commitment and each payment made on account of the principal thereof shall be recorded on Annex A hereto.

         Both principal and interest are payable in lawful money of the United States of America to the Lenders in immediately available funds.

         This Note is one of the Term Loan Notes referred to in, and is entitled to the benefits of, the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of February ___, 2003 (as it may be amended or otherwise modified from time to time, the "Agreement"), among the Borrower, the Subsidiaries (as defined therein) of the Borrower listed on the signature pages thereto as Guarantors (as defined therein), the Lender and the other lenders that are signatories thereto, and the other Loan Documents referred to therein and entered into pursuant thereto. The Agreement, among other things, (i) provides for the Term Loans of the Lender in an amount not to exceed the United States Dollar amount first above mentioned, the Indebtedness (as defined in the Agreement) of the Borrower resulting from such Term Loans being evidenced by this Note and (ii) contains provisions for acceleration of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note is secured as provided in the Agreement.

         Except as otherwise provided for in the Agreement and applicable law, the Borrower waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratify and confirm whatever the Lender may do in this regard.

                                   Ex. A-1-1

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                           GLOBALSTAR, L.P., a Debtor and Debtor
                                           in Possession

                                           By:__________________________________
                                           Title: Chief Executive Officer

                                   Ex. A-1-2

                                                                         ANNEX A

                           AMOUNT OF PRINCIPAL
DATE     AMOUNT OF LOAN      PAID OR PREPAID       NOTATION MADE BY
-------------------------------------------------------------------

                                   Ex. A-1-3

                                   EXHIBIT A-2

                                     FORM OF
                                PIK INTEREST NOTE

                                                      Dated: February ___, 2003

         FOR VALUE RECEIVED, the undersigned, GLOBALSTAR, L.P. (the "Borrower"), HEREBY PROMISES TO PAY to the order of [_____________] (the "Lender") the principal amount equal to the amount of accrued interest on the Term Loans (as defined in the Agreement referred to below) capitalized in accordance with
Section 2.5(b) of the Agreement and evidenced by this Note. The Lender is hereby authorized to endorse on Annex A hereto the amounts of interest capitalized in accordance with Section 2.5(b) of the Agreement. Any such endorsement shall be conclusive and binding in the absence of manifest error.

         Interest on the unpaid principal amount hereof shall be capitalized pursuant to Section 2.5(b) of the Agreement until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement.

         Payments hereunder shall be in lawful money of the United States of America to the Lender in immediately available funds.

         This Note is one of the PIK Interest Notes referred to in, and is entitled to the benefits of, the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of February __, 2003 (as it may be amended or otherwise modified from time to time, the "Agreement"), among the Borrower, the Subsidiaries (as defined therein) and the Lender and the other Lender signatories to the Agreement, and the other Loan Documents referred to therein and entered into pursuant thereto. The Agreement, among other things, (i) provides for the aggregate Indebtedness of the Borrower to the Lender resulting from the capitalization of accrued interest payable on the Loans being evidenced by this Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note is secured as provided in the Agreement.

         Except as otherwise provided for in the Agreement and applicable law, the Borrower waives presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contracts rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower may in any way be liable and hereby ratifies and confirms whatever the Lender may do in this regard.

         This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                               GLOBALSTAR, L.P.,
                                               a Debtor and Debtor in Possession

                                               By:______________________________
                                               Title: Chief Executive Officer

                                 Exhibit A-2-2

                                                                         ANNEX A

   Date            Amount of Interest Capitalized            Notation Made by
--------------------------------------------------------------------------------

                                 Exhibit A-2-3

[GLOBALSTAR LOGO]
                                   DIP BUDGET
--------------------------------------------------------------------------------
                                ($ IN THOUSANDS)

                                                         2002                                        2003
                                       ---------------------------------------   ----------------------------------------------
                                         ACT        ACT        ACT               FRCST     FRCST     FRCST               FRCST
                                         OCT        NOV        DEC       Q4       JAN       FEB       MAR        Q1       APR
SOURCES OF FUNDS
REVENUE
   SERVICE REVENUE
      Globalstar USA                      $889       $911      $913     $2,713   $1,021    $1,005    $1,064     $3,090   $1,140
      Globalstar Europe                     --         27        45         72       --        --        50         50       60
      Globalstar Canada/IGO/Other          243        488       522      1,252    1,096       340       373      1,809      361
                                       --------   --------  --------  --------- -------   --------  --------   --------  -------
      SUBTOTAL                           1,132      1,425     1,480      4,037    2,117     1,345     1,488      4,950    1,560

   EQUIPMENT REVENUE
      Globalstar USA                       627        531       591      1,749      407       519       519      1,445      778
      Cash Cost of Equipment Sales        (259)      (188)     (227)      (674)    (122)     (213)     (213)      (549)    (320)
                                       --------   --------  --------  --------- -------   --------  --------   --------  -------
      NET CASH EQUIPMENT REVENUE           368        343       364      1,075      285       305       305        896      458
                                       --------   --------  --------  --------- -------   --------  --------   --------  -------
   TOTAL REVENUE                         1,500      1,769     1,844      5,112    2,402     1,651     1,793      5,846    2,018

User Terminal Receipts/Other Receipts      100        140       130        370    1,088       100       100      1,288      175
Financing                                   --         --        --         --       --     2,000     4,000      6,000    4,000
                                       --------   --------  --------  --------- -------   --------  --------   --------  -------
TOTAL SOURCES OF FUNDS                  $1,600     $1,909    $1,974     $5,482   $3,489    $3,751    $5,893    $13,133   $6,193
                                       ========   ========  ========  ========= ========  ========  ========  ========= ========
USES OF FUNDS
GLOBALSTAR SAN JOSE OPERATIONS          (2,846)    (3,005)   (3,974)    (9,824)  (2,595)   (3,722)   (3,986)   (10,303)  (3,013)

GLOBALSTAR USA OPERATIONS                 (821)      (703)   (1,156)    (2,680)    (665)     (901)   (1,107)    (2,672)    (905)

GLOBALSTAR EUROPE OPERATIONS              (229)      (229)     (408)      (867)    (159)     (469)     (549)    (1,177)    (323)

OTHER USES OF FUNDS
   Restructuring Costs                    (634)      (802)     (924)    (2,360)    (786)     (814)     (900)    (2,500)    (750)
   Change in Working Capital               977        163     1,055      2,194    1,217      (384)   (1,027)      (194)  (1,305)
   Interest Income/(Expense)                19         12         7         38        7         7         9         23        5
                                       --------   --------  --------  --------- -------   --------  --------   --------  -------
TOTAL USES OF FUNDS                    $(3,534)   $(4,564)  $(5,400)  $(13,498) $(2,981)  $(6,282)  $(7,560)  $(16,824) $(6,291)
                                       ========   ========  ========  ========= ========  ========  ========  ========= ========
BEGINNING CASH                         $20,046    $18,111   $15,456    $20,046  $12,030   $12,538   $10,006    $12,030   $8,339
NET CASH FLOW                          $(1,935)   $(2,655)  $(3,426)   $(8,016)    $508   $(2,532)  $(1,667)   $(3,691)    $(97)
                                       --------   --------  --------  --------- -------   --------  --------   --------  -------
ENDING CASH                            $18,111    $15,456   $12,030    $12,030  $12,538   $10,006    $8,339     $8,339   $8,242

NOTE:
     Months based on Globalstar accounting calendar (Qtr 4/4/5 weeks: Month Ended Jan 26, Feb 23, Mar 31, Apr 27) Projection includes Globalstar and wholly owned subsidiaries. Canadian entities are not consolidated. Not prepared in accordance with GAAP

                                     Ex B-1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                      )   Chapter 11
                                            )
Globalstar Capital Corporation, et al.,(1)  )   Case No. 02-10499 (PJW)
                                            )
                                Debtors.    )   Jointly Administered
                                            )
                                            )   REF. DOCKET NO. 714

          INTERIM ORDER PURSUANT TO SECTION 364(c) OF THE BANKRUPTCY CODE
                  AND BANKRUPTCY RULE 4001 AUTHORIZING DEBTORS
                    TO OBTAIN SECURED POSTPETITION FINANCING

     A hearing having been held on February 20, 2003 (the "Hearing") to consider the motion, dated February 14, 2003 (the "Motion"), of Globalstar, L.P. ("Globalstar"), Globalstar Capital Corporation, Globalstar Services Company, Inc. and Globalstar L.L.C., as debtors and debtors in possession (collectively, the "Debtors"), seeking an order approving pursuant to section 364(c) of title 11, United States Code (the "Bankruptcy Code"), and Fed. R. Bankr. P. 4001(c), that certain Secured Super-Priority Debtor in Possession Credit Agreement, by and among Globalstar, as borrower, the subsidiaries of Globalstar, party thereto, as guarantors, and ICO Investment Corp., Blue River Capital LLC, Iridium Investors, LLC, Loeb Partners Corp. and Columbia Ventures Corporation, the lender parties thereto (collectively, the "Lenders") (substantially in the form attached to the Motion and as the same may be amended, supplemented or otherwise modified from time to time, the "DIP Facility"),(2) and authorizing the Debtors to

-------------

(1) The following affiliates of Globalstar Capital Corporation have filed voluntary petitions for relief and their cases are being jointly administered in these proceedings: Globalstar, LAX., Globalstar Services Company, Inc. and Globalstar, L.P.

(2) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the DIP Facility.



                                    Ex-C-1-1
obtain under the DIP Facility postpetition loans up to an aggregate principal amount of $10,000,000, subject, upon final approval and timely satisfaction of the conditions in Section 3.2 of the DIP Facility, to the subordination to the Wind-Down Costs (as such term is defined in the DIP Facility) (1) secured pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by (a) first priority liens on all of the Debtors' unencumbered assets and a junior lien on any of the Debtors' assets encumbered by Permitted Liens (in each case, other than the Avoidance Actions, as defined in paragraph 5 below, and FCC licenses), in each case, in which a lien may be legally granted; (b) a pledge of the equity interest in the outstanding capital stock of L/Q Licensee, Inc. (subject to approval by the bankruptcy court in the case of Loral/QUALCOMM Partnership, L.P.) and (c) all proceeds of sale of all FCC licenses held by the Debtors (collectively, the "Collateral"), in the case of each of the foregoing clauses (a), (b) and (c), subject and subordinate to Permitted Liens, and (2) entitled to administrative expense priority with priority over all other administrative expenses pursuant to section 364(c)(1) of the Bankruptcy Code, and the Court having considered the Motion and the Exhibits thereto, the DIP Facility and the Schedules and Exhibits thereto; and the appearances of all interested parties having been noted in the record of the Hearing; and upon the Motion, papers in support thereof, the record of the Hearing; and after due deliberation and sufficient cause appearing therefor, it is

     HEREBY FOUND AND DETERMINED:

     A. This Court has jurisdiction over this proceeding and the parties in interest and properties and interests in properties affected by the Motion pursuant to 28 U.S.C. Sections 157 and 1334. Consideration of this Motion is a core proceeding under 28 U.S.C. Section 157(b). Venue of this proceeding is proper in this district pursuant to 28 U.S.C. Sections 1408 and 1049.


                                     C-1-2

     B. Good and sufficient notice of the Hearing to consider entry of this Order (including service of a copy of the Motion and the Exhibits thereto) has been given. Such notice is sufficient for all purposes under the Bankruptcy Code, including, without limitation, sections 102(1), 363 and 364 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure, including, without limitation, Fed. R. Bankr. P. 2002, 4001(c) and 6004 in respect of the relief requested in the Motion.

     C. On February 15, 2002, each of the Debtors filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors remain in possession of their assets and are authorized to continue the operation and management of their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     D. The Debtors do not possess sufficient unencumbered cash to manage and operate their business without further loans or credit. An immediate need exists for the Debtors to obtain funds in order to continue operations and administer their estates under the Bankruptcy Code. The Debtors are incurring significant operating losses and cannot continue to fund these losses from their cash reserves without significantly increasing the risk that they will have insufficient funds to pursue an orderly winding down of the estates. In addition, absent postpetition financing, the Debtors have insufficient available funds to fund the costs and expenses of their chapter 11 cases. Absent postpetition financing, the Debtors and their estates will be faced with the prospect of the commencement of the immediate liquidation of their assets and wind down of their estates and thereby will suffer immediate and irreparable harm. The transaction contemplated by the DIP Facility will allow the Debtors to continue operating their business as a going concern while they formulate a plan of reorganization.

                                     C-1-3

     E. The Debtors have been unsuccessful in their attempts to obtain postpetition financing from sources other than the Lenders on terms more favorable to the Debtors than the financing made available under the DIP Facility. The Debtors have been unable to obtain postpetition unsecured credit solely under section 503(b)(1) of the Bankruptcy Code as an administrative expense. New credit is unavailable to the Debtors without securing such new credit and other obligations with liens on and security interests in all property and interests in the Collateral, subject and subordinate to the Permitted Liens.

     F. The availability of funding under the DIP Facility to finance the Debtors' business operations is in the best interests of the Debtors and their respective creditors and estates because the DIP Facility does not significantly increase the risk of administrative insolvency (as a result of the Lenders' agreement to the carve-outs from the lien and priority granted hereunder) and provides the Debtors with the opportunity to solicit offers to fund a plan.

     G. The DIP Facility and the transactions contemplated thereby, including, without limitation, the use of loan proceeds for the purposes set forth therein and on the attached Schedules and Exhibits, have no intended effect that is improper under the Bankruptcy Code. The DIP Facility has been negotiated in good faith and at arm's length between the Debtors and the Lenders, with the consent and support of the Committee, and any credit extended and loans made to, or for the benefit of, any of the Debtors by the Lenders, including, without limitation, the Loans, shall be deemed to have been extended and made in good faith within the meaning of section 364(e) of the Bankruptcy Code.

     H. The terms of the DIP Facility are fair, reasonable and adequate under the circumstances.


                                     C-1-4

     1. The relief requested in the Motion, including approval of the Loans on an interim basis, is in the best interests of the Debtors and their respective creditors and estates, and is necessary to the continued operations and successful reorganization of the Debtors. The Debtors require financing in the amount of up to $4,000,000 to avoid immediate and irreparable harm to the estates pending a final hearing.

     For all of the foregoing findings of fact, and after due deliberation and sufficient cause appearing therefor, the Court ORDERS, ADJUDGES AND DECREES
THAT:

     1.   The Motion is granted on an interim basis subject to a final hearing.

     2. The DIP Facility, annexed to the Motion as Exhibit A, and each of the other Loan Documents are authorized and approved on an interim basis and the Debtors are (a) authorized to execute, if not previously executed, and deliver to the Administrative Agent each of the Loan Documents including, without limitation, the DIP Facility, and (b) authorized to comply with their respective obligations under each of the Loan Documents. Each of the Debtors is authorized to effect all actions, to execute and deliver all agreements, instruments, and documents and to pay all present and future fees, costs, expenses, and taxes which may be required, necessary, or appropriate for the complete performance of its Loan Obligations under the DIP Facility and each of the other Loan Documents, including the Notes. The Debtors are authorized to cooperate and comply with any reasonable requests as made by the Lender under the terms of the DIP Facility.

     3. Globalstar is authorized to borrow up to $4,000,000 in the aggregate on an interim basis pending the final hearing to avoid immediate and irreparable harm to the estate. The proceeds of the Loans shall be used solely as provided in the DIP Facility.

                                     C-1-5

     4. The DIP Facility and each of the Loan Documents, respectively, shall constitute and evidence the valid and binding Obligations of each of the Debtors, which obligations shall be enforceable against each of the Debtors in accordance with their terms and the terms of this Order.

     5. Except with respect to the pledge of the equity interest in the outstanding capital stock of L/Q Licensee, Inc. (which requires approval of the bankruptcy court in the chapter 11 case of Loral/QUALCOMM Partnership, L.P.), the pledges of, liens on, and security interests in, the Collateral granted by the Debtors as security for their obligations under the Loan Documents are approved in all respects. The Collateral does not include claims and causes of action arising under the chapter 5 of the Bankruptcy Code or the proceeds thereof or monies or properly recovered therefrom or the proceeds thereof (the "Avoidance Actions").

     6. The Debtors agree that no cost or expense which is incurred by the Debtors in connection with or on account of the preservation or disposition of any Collateral or which otherwise could be chargeable to the Lenders or the Collateral pursuant to section 506(c) of the Bankruptcy Code or otherwise, shall be chargeable to Lenders or the Collateral.

     7. As security for the full and complete repayment, performance and satisfaction of the Debtors' Loan obligations arising under the DIP Facility, the Administrative Agent for the ratable benefit of the Lenders is hereby granted, effective immediately and without the necessity of the execution by the Debtors, or the Lenders, or filing or recordation by any party, of financing statements, mortgages, security agreements, or otherwise pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, first priority perfected lien on and security interests in all of the Collateral, subject and subordinate to Permitted Liens. Notwithstanding the foregoing sentence, the Administrative Agent, on behalf of the Lenders, may, in its sole


                                     C-1-6
discretion, file or cause the Debtors to file at the sole expense of the Debtors, such financing statements, mortgages, notices of liens, or similar documents or instruments or otherwise confirm perfection of such liens, security interests, and mortgages as the Administrative Agent may require, and the automatic stay imposed under section 362 of the Bankruptcy Code shall be deemed modified for such purposes, and all such financing statements, mortgages, notices of liens, or similar documents or instruments shall be deemed to have been filed or recorded at the time and on the date of entry of this Order. In addition, the Obligations under the DIP Facility are entitled, pursuant to section 364(c)(1) of the Bankruptcy Code, to administrative priority with priority over all other administrative expenses, including chapter 7 administrative expenses, except that the Lender's administrative expense claims shall not be satisfied from the Avoidance Actions. Notwithstanding anything herein to the contrary, if a final order approving the DIP Facility is not entered or the conditions to the Lenders' obligation to make Loans thereunder following entry of such final order have not been satisfied by March 7, 2003 then the Debtors shall repay all amounts borrowed pursuant to this Order and any other Obligations (as such term is defined in the DIP Facility) owing pursuant to the DIP Facility from the Wind-Down Funds within one Business Day thereafter.

     8. The security interests and liens granted to the Administrative Agent hereunder shall not be, in right of payment or priority, subordinated to, or pari passu with, any security interest or lien granted pursuant to section 364(c), 364(4), 546(c) of the Bankruptcy Code, or otherwise, other than Permitted Liens.

     9. The Debtors are (a) authorized to execute and deliver to the Administrative Agent any and all nonmaterial amendments to the DIP Facility as approved by

                                     C-1-7
the Required Lenders and the Debtors, without further order of the Court, and
(b) authorized to comply with their respective obligations under any such amendment or amendments.

     10. Subject to the provisions of the DIP Facility, the automatic stay provisions of section 362 of the Bankruptcy Code are modified to the extent necessary to permit the Lender to exercise, upon the occurrence of an Event of Default, and the giving of written notice thereof, all rights and remedies provided for the DIP Facility and this Order; provided that in the event final approval of the DIP Facility is not obtained or the conditions in Section 3.2 of the DIP Facility not satisfied by March 7, 2003 and the Debtors fail to repay the Obligations as provided in Paragraph 7 of this Order, such remedies may be exercised immediately and without regard to any Standstill Period that may otherwise be provided in the DIP Facility.

     11. The provisions of this Order shall be binding upon and inure to the benefit of the Lenders, the Administrative Agent, the Debtors, and their respective successors and assigns including, without limitation, any trustee hereinafter appointed for any of the estates of any of the Debtors.

     12. If any or all of the provisions of this Order or the DIP Facility are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or by any other court, such reversal, modification, vacatur, or stay shall not affect the validity of any obligation to the Lenders that is or was incurred by any of the Debtors pursuant to this Order and that is or was incurred prior to the effective date of such reversal, modification, vacatur, or stay, and shall not affect the validity and enforceability of any security interest, lien, or priority authorized, created, or granted by this Order or the DIP Facility, and notwithstanding such reversal, modification, vacatur, or stay, any obligations of the Debtors pursuant to this Order or the DIP Facility arising prior to the effective date of such reversal, modification, vacatur, or stay shall be


                                     C-1-8
governed in all respects by the provisions of this Order and DIP Facility, and the validity of any such obligation incurred, or security interest or lien authorized to the protection accorded by section 364(c) of the Bankruptcy Code.

     13. The failure of the Administrative Agent or the Lenders to seek relief or otherwise exercise their rights and remedies under the DIP Facility or this Order shall not constitute a waiver of any of the rights of the Administrative Agent or Lenders hereunder, thereunder, or otherwise.

     14. With the exception of the inapplicability of the Standstill Periods ordered above, in the event of any inconsistency between the terms and conditions of (i) the DIP Facility, any Loan Document, or any order of this Court entered prior to or on the date hereof, and (ii) this Order, the provisions of the DIP Facility shall govern and control.

     15. To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the foregoing conclusions of law constitute findings of fact, they are adopted as such.

     16. A final hearing on the Motion will be held on March 6, 2003 at 9:30 a.m. Any opposition to the Motion must be filed and served so that it is received by 4:00 p.m. on February 28, 2003. Any reply must be filed and served so that it is received by 4:00 p.m. on March 3, 2003.

Dated: Wilmington, Delaware
       February 20, 2003

                                           /s/ Peter J. Walsh
                                           ------------------------------
                                           Peter J. Walsh
                                           Chief United States Bankruptcy Judge

                                     C-1-9

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                            Chapter 11

Globalstar Capital Corporation, et al.,(1)        Case No. 02-10499 (PJW)

                               Debtors.           Jointly Administered

                                                  Ref. Docket No. 714 & 738


         FINAL ORDER PURSUANT TO SECTION 364(c) OF THE BANKRUPTCY CODE
                  AND BANKRUPTCY RULE 4001 AUTHORIZING DEBTORS
                    TO OBTAIN SECURED POSTPETITION FINANCING


     A hearing having been held on March 6, 2003 (the "Hearing") to consider the motion, dated February 14, 2003 (the "Motion"), of Globalstar, L.P.

("Globalstar"), Globalstar Capital Corporation, Globalstar Services Company,

Inc. and Globalstar L.L.C., as debtors and debtors in possession (collectively,

the "Debtors"), seeking an order approving pursuant to section 364(c) of title 11, United States Code (the "Bankruptcy Code"), and Fed. R. Bankr. P.

4001(c), that certain Secured Super-Priority Debtor in Possession Credit

Agreement, dated as of February 24, 2003, by and among Globalstar, as borrower,

the subsidiaries of Globalstar party thereto, as guarantors, and ICO Investment

Corp., Blue River Capital LLC, Iridium Investors, LLC, Loeb Partners Corp. and

Columbia Ventures Corporation, the lender parties thereto (collectively, the

"Lenders") (as the same may be amended, supplemented or otherwise modified



----------------

(1) The following affiliates of Globalstar Capital Corporation have filed voluntary petitions for relief and their cases are being jointly administered in these proceedings: Globalstar, LLC, Globalstar Services Company, Inc. and Globalstar, L.P.



                                     C-2-1
from time to time, the "DIP Facility"),(2) and authorizing the Debtors to obtain under the DIP Facility postpetition loans up to an aggregate principal amount of $10,000,000 (1) secured pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code by (a) first priority liens on all of the Debtors' unencumbered assets and a junior lien on any of the Debtors' assets encumbered by Permitted Liens (in each case, other than the Avoidance Actions, as defined in paragraph
5 below, and FCC licenses), in each case, in which a lien may be legally granted; (b) a pledge of the equity interest in the outstanding capital stock of L/Q Licensee, Inc. (subject to approval by the bankruptcy court in the case of Loral/QUALCOMM Partnership, L.P.) and (c) all proceeds of sale of all FCC licenses held by the Debtors (collectively, the "Collateral"), in the case of each of the foregoing clauses (a), (b) and (c), subject and subordinate to Permitted Liens and as otherwise provided in paragraph 7 hereof, and (2) entitled to administrative expense priority with priority over all other administrative expenses pursuant to section 364(c)(1) of the Bankruptcy Code, except as otherwise provided in paragraph 7 hereof, and the Court having considered the Motion and the Exhibits thereto, the DIP Facility and the Schedules and Exhibits thereto; and the appearances of all interested parties having been noted in the record of the Hearing; and upon the Motion, papers in support thereof, the record of the Hearing; and after due deliberation and sufficient cause appearing therefor, it is

     HEREBY FOUND AND DETERMINED:

     A. This Court has jurisdiction over this proceeding and the parties in interest and properties and interests in properties affected by the Motion pursuant to 28 U.S.C. Sections 157 and 1334. Consideration of this Motion is a core proceeding under 28 U.S.C. Sections 157(b). Venue of this proceeding is proper in this district pursuant to 28 U.S.C. Sections 1408 and 1409.

---------

(2) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the DIP Facility.

                                     C-2-2

     B. Good and sufficient notice of the Hearing to consider entry of this Order (including service of a copy of the Motion and the Exhibits thereto) has been given. Such notice is sufficient for all purposes under the Bankruptcy Code, including, without limitation, sections 102(1), 363 and 364 of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure, including, without limitation, Fed. R. Bankr. P. 2002, 4001(c) and 6004 in respect of the relief requested in the Motion.

     C. On February 15, 2002, each of the Debtors filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtors remain in possession of their assets and are authorized to continue the operation and management of their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     D. The Debtors do not possess sufficient unencumbered cash to manage and operate their business without further loans or credit. An immediate need exists for the Debtors to obtain funds in order to continue operations and administer their estates under the Bankruptcy Code. The Debtors are incurring significant operating losses and cannot continue to fund these losses from their cash reserves without significantly increasing the risk that they will have insufficient funds to pursue an orderly winding down of the estates. In addition, absent postpetition financing, the Debtors have insufficient available funds to fund the costs and expenses of their chapter 11 cases. Absent postpetition financing, the Debtors and their estates will be faced with the prospect of the commencement of the immediate liquidation of their assets and wind down of their estates and thereby will suffer immediate and irreparable harm. The transaction contemplated by the DIP Facility will allow the Debtors to continue operating their business as a going concern while they formulate a plan of reorganization.


                                     C-2-3

     E. The Debtors have been unsuccessful in their attempts to obtain postpetition financing from sources other than the Lenders on terms more favorable to the Debtors than the financing made available under the DIP Facility. The Debtors have been unable to obtain postpetition unsecured credit solely under section 503(b)(1) of the Bankruptcy Code as an administrative expense. New credit is unavailable to the Debtors without securing such new credit and other obligations with liens on and security interests in all property and interests in the Collateral, subject and subordinate to the Permitted Liens and as otherwise provided in paragraph 7 hereof.

     F. The availability of funding under the DIP Facility to finance the Debtors' business operations is in the best interests of the Debtors and their respective creditors and estates because the DIP Facility does not significantly increase the risk of administrative insolvency (as a result of the Lenders' agreement to the carve-outs from the lien and priority granted hereunder) and provides the Debtors with the opportunity to solicit offers to fund a plan.

     G. The DIP Facility and the transactions contemplated thereby, including, without limitation, the use of loan proceeds for the purposes set forth therein and on the attached Schedules and Exhibits, have no intended effect that is improper under the Bankruptcy Code. The DIP Facility has been negotiated in good faith and at arm's length between the Debtors and the Lenders, with the consent and support of the Committee, and any credit extended and loans made to, or for the benefit of, any of the Debtors by the Lenders, including, without limitation, the Loans, shall be deemed to have been extended and made in good faith within the meaning of section 364(e) of the Bankruptcy Code.

     H. The terms of the DIP Facility are fair, reasonable and adequate under the circumstances.

                                     C-2-4

     1. The relief requested in the Motion, including approval of the Loans on an interim basis, is in the best interests of the Debtors and their respective creditors and estates, and is necessary to the continued operations and successful reorganization of the Debtors.

     For all of the foregoing findings of fact, and after due deliberation and sufficient cause appearing therefor, the Court ORDERS, ADJUDGES AND DECREES
THAT:

     1. The Motion is granted.

     2. The DIP Facility, annexed hereto as Exhibit A, and each of the other Loan Documents are authorized and approved and the Debtors are (a) authorized to execute, if not previously executed, and deliver to the Administrative Agent each of the Loan Documents including, without limitation, the DIP Facility, and
(b) authorized to comply with their respective obligations under each of the Loan Documents. Each of the Debtors is authorized to effect all actions, to execute and deliver all agreements, instruments, and documents and to pay all present and future fees, costs, expenses, and taxes which may be required, necessary, or appropriate for the complete performance of its Loan Obligations under the DIP Facility and each of the other Loan Documents, including the Notes. The Debtors are authorized to cooperate and comply with any reasonable requests as made by the Lender under the terms of the DIP Facility.

     3. All amounts provided for in the DIP Facility (up to an aggregate amount of $10,000,000) are to be available for the purposes provided in the DIP Facility, which purposes shall not be improper under the Bankruptcy Code. The proceeds of the Loans shall be used solely as provided in the DIP Facility.

     4. The DIP Facility and each of the Loan Documents, respectively, shall constitute and evidence the valid and binding Obligations of each of the Debtors, which obligations shall be enforceable against each of the Debtors in accordance with their terms and the terms of this Order.

                                     C-2-5

     5. Except with respect to the pledge of the equity interest in the outstanding capital stock of L/Q Licensee, Inc. (which requires approval of the bankruptcy court in the chapter 11 case of Loral/QUALCOMM Partnership, L.P.), the pledges of, liens on, and security interests in, the Collateral granted by the Debtors as security for their obligations under the Loan Documents are approved in all respects. The Collateral does not include claims and causes of action arising under chapter 5 of the Bankruptcy Code or the proceeds thereof or monies or property recovered therefrom or the proceeds thereof (the "Avoidance Actions").

     6. The Debtors agree that no cost or expense which is incurred by the Debtors in connection with or on account of the preservation or disposition of any Collateral or which otherwise could be chargeable to the Lenders or the Collateral pursuant to section 506(c) of the Bankruptcy Code or otherwise, shall be chargeable to Lenders or the Collateral.

     7. As security for the full and complete repayment, performance and satisfaction of the Debtor's Loan obligations arising under the DIP Facility, the Administrative Agent for the ratable benefit of the Lenders is hereby granted, effective immediately and without the necessity of the execution by the Debtors, or the Lenders, or filing or recordation by any party, of financing statements, mortgages, security agreements, or otherwise, pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, first priority perfected lien on and security interests in all of the Collateral, subject and subordinate to Permitted Liens and as otherwise provided for in this paragraph 7. Notwithstanding the foregoing sentence, the Administrative Agent, on behalf of the Lenders may, in its sole discretion, file or cause the Debtors to file at the sole expense of the Debtors, such financing statements, mortgages, notices of liens, or similar documents or instruments or otherwise confirm perfection of such liens, security interests, and mortgages as the Administrative Agent may require, and the automatic stay imposed under section 362 of the Bankruptcy Code shall be deemed modified for such purposes, and all such


                                     C-2-6
financing statements, mortgages, notices of liens, or similar documents or instruments shall be deemed to have been filed or recorded at the time and on the date of entry of this Order. In addition, the Obligations under the DIP Facility are entitled, pursuant to section 364(c)(1) of the Bankruptcy Code to administrative priority with priority over all other administrative expenses, including chapter 7 administrative expenses, except that the Lender's administrative expense claims shall not be satisfied from the Avoidance Actions. Notwithstanding anything else herein to the contrary, upon entry of this Order and timely satisfaction of the conditions set forth in Section 3.2 of the DIP Facility, the super-priority administrative claims provided to the Lenders herein and in the DIP Facility shall be subordinated to the Wind-Down Costs (as defined in the DIP Facility), and the security interests and liens provided to the Lenders herein and in the DIP Facility shall not be enforceable against the Wind-Down Funds (as defined in the DIP Facility), but such subordination and unenforceability shall be limited to Wind-Down Costs and Wind-Down Funds within and as limited by the Subordination Cap (as the same may be reduced from time to time in accordance with the terms of the DIP Facility).

     8. The security interests and liens granted to the Administrative Agent hereunder shall not be, in right of payment or priority, subordinated to, or pari passu with, any security interest or lien granted pursuant to section 364(c), 364(d), 546(c) of the Bankruptcy Code, or otherwise, other than Permitted Liens.

     9. The Debtors are (a) authorized to execute and deliver to the Administrative Agent any and all nonmaterial amendments to the DIP Facility as approved by the Required Lenders and the Debtors, without further order of the Court, and (b) authorized to comply with their respective obligations under any such amendment or amendments.

     10. Subject to the provisions of the DIP Facility, the automatic stay provisions of section 362 of the Bankruptcy Code are modified to the extent necessary to permit the Lender

                                     C-2-7
to exercise, upon the occurrence of an Event of Default, and the giving of written notice thereof, all rights and remedies provided for in the DIP Facility and this Order; provided that such remedies may not be exercised until expiration of the applicable Standstill Period as provided in the DIP Facility. The Standstill Period starts upon the delivery of the Administrative Agent's written notice of termination and acceleration.

     11. The provisions of this Order shall be binding upon the inure to the benefit of the Lenders, the Administrative Agent, the Debtors, and their respective successors and assigns including, without limitation, any trustee hereinafter appointed for any of the estates of any of the Debtors.

     12. If any or all of the provisions of this Order or the DIP Facility are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or by any other court, such reversal, modification, vacatur, or stay shall not affect the validity of any obligation to the Lenders that is or was incurred by any of the Debtors pursuant to this Order and that is or was incurred prior to the effective date of such reversal, modification, vacatur, or stay, and shall not affect the validity and enforceability of any security interest, lien, or priority authorized, created, or granted by this Order or the DIP Facility, and notwithstanding such reversal, modification, vacatur, or stay, any obligations of the Debtors pursuant to this Order or the DIP Facility arising prior to the effective date of such reversal, modification, vacatur, or stay shall be governed in all respects by the provisions of this Order and the DIP Facility, and the validity of any such obligation incurred, or security interest or lien authorized, shall be entitled to the protection accorded by section 364(e) of the Bankruptcy Code.

     13. The failure of the Administrative Agent or the Lenders to seek relief or otherwise exercise their rights and remedies under the DIP Facility or this Order shall not

                                     C-2-8
constitute a waiver of any of the rights of the Administrative Agent or Lenders hereunder, thereunder, or otherwise.

     14.  In the event of any inconsistency between the terms and conditions of
(i) the DIP Facility, any Loan Document, or any order of this Court entered prior to or on the date hereof, and (ii) this Order, the provisions of the DIP Facility shall govern and control.

     15. To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the foregoing conclusions of law constitute findings of fact, they are adopted as such.

Dated:    Wilmington, Delaware
          March 6, 2003

                                        /s/ Peter J. Walsh
                                        ------------------
                                        The Honorable Peter J. Walsh
                                        Chief United States Bankruptcy Judge

                                     C-2-9

                                    EXHIBIT D

                                     FORM OF
                               NOTICE OF BORROWING

[DATE]

Blue River Capital, LLC, as
Administrative Agent for Lenders
c/o Van D. Greenfield
360 East 88th Street, Suite 2D
New York, NY 10128

Ladies and Gentlemen:

         The undersigned, GLOBALSTAR, L.P. (the "Borrower"), refers to the Secured Super-Priority Debtor in Possession Credit Agreement, dated as of February __, 2003, among the Borrower, the Subsidiaries (as defined therein) of the Borrower listed on the signature pages thereto as Guarantors (as defined therein) and the Lenders (as it may be amended or otherwise modified from time to time, the "Agreement"; and capitalized terms not defined herein but defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Agreement that the undersigned hereby request a Borrowing under the Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Agreement:

         (i) The Business Day of the Proposed Borrowing is_________________, 200__.

         (ii) The aggregate amount of the Loans constituting the Proposed Borrowing is $_____________.

         (iii) The Permitted Expenditures to be paid with the proceeds of the Proposed Borrowing are______________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (A) the representations and warranties contained in Article IV of the Agreement and in each of the other Loan Documents are true and correct as though made

                                    Ex. D-1
on and as of such date, other than any such representations and warranties that, by their terms, refer to an earlier date;

         (B) no Default or Event of Default will result from the Proposed Borrowing;

         (C) the making of the Loans on the date of the Proposed Borrowing shall not violate any Requirement of Law and is not subject to any stay or injunction, whether temporary, preliminary or permanent; and

         (D)      no Default or Event of Default has occurred or is continuing.

Very truly yours,

GLOBALSTAR, L.P.
as Borrower

By:___________________________
Title:________________________

                                    Ex. D-2

         AMENDMENT NO. 1, dated as of March 7, 2003, to Secured Super-Priority Debtor In Possession Credit Agreement, dated as of February 24, 2003 (the "DIP Agreement"), between GLOBALSTAR, L.P., as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (the "Borrower"), the Subsidiaries of the Borrower listed on the signature pages hereto as Guarantors, as debtors and debtors in possession under chapter 11 of the Bankruptcy Code (the "Guarantors") and ICO INVESTMENT CORP., BLUE RIVER CAPITAL LLC (the "Adminstrative Agent"), IRIDIUM INVESTORS, LLC, LOEB PARTNERS CORP. and COLUMBIA VENTURES CORPORATION (collectively, the "Lenders"). All capitalized terms not defined herein shall have the meaning given to them in the DIP Agreement.

         WHEREAS Borrower and Lenders have entered into the DIP Agreement pursuant to approval obtained from the United States Bankruptcy Court for the District of Delaware (the "Court") which has jurisdiction over the pending cases under chapter 11 of the Bankruptcy Code commenced by the Borrowers and the Guarantors;

         WHEREAS interim approval authorizing the Borrower and the Guarantors to enter into the DIP Agreement was granted by an order of the Court dated February 20, 2003 and final approval was granted by an order of the Court dated March 6, 2003 (the "Final Order");

         WHEREAS Lenders have previously made Term Loans to the Borrower aggregating $2 million;

         WHEREAS Borrower has requested that the March 7, 2003 deadline by which the conditions in Sections 3.2(b)(iii) and 3.2(c)(ii) of the DIP Agreement (collectively, the "Loral Conditions") must be satisfied, be extended to and including March 14, 2003 and that satisfaction of such conditions by such date be considered "timely satisfaction" of such conditions for purposes of paragraph 7 of the Final Order, which extension requires the written consent of the Required Lenders;

         WHEREAS the Required Lenders are willing to extend the March 7, 2003 deadline subject to certain conditions.

         NOW THEREFORE, for good and sufficient consideration, the receipt of which is acknowledged, the parties hereby agree as follows:

         1. The March 7, 2003 deadline for satisfaction of the Loral Conditions is hereby extended to and including March 14, 2003. Satisfaction of the Loral Conditions by March 14, 2003 shall be deemed "timely satisfaction" thereof for purposes of paragraph 7 of the Final Order.

         2. Notwithstanding anything to the contrary in the DIP Agreement or otherwise, Lenders shall have no obligation to make any further Loans under the DIP Agreement until the Loral Conditions are timely satisfied.

         3. Section 3.2(b)(iv) of the DIP Agreement shall be amended to read in its entirety as follows: "On the date of each Term Loan Borrowing, a certificate, signed by a Responsible Officer of each Credit Party except LQP, stating that as of each such date each of the conditions specified in Sections 3.3(a), (b), (c) and (d) has been satisfied."

         4. The Borrower and the Guarantors shall remain fully bound to the DIP Agreement and all of their Obligations thereunder and the Guarantors hereby reaffirm their respective guarantees of the Borrower's Obligations.

         5. The Administrative Agent shall hereafter be authorized and empowered to execute amendments and modifications of the DIP Agreement on behalf of the Lenders which require only the consent of the Required Lenders, upon receiving the requisite written consents from the Required Lenders, including by e-mail, fax or other electronic form.

         6. The extension of time provided for in paragraph 1 hereof is without prejudice to and shall not constitute a waiver of any other rights, claims or defenses of the Lenders under the DIP Agreement, and all other provisions of the DIP Agreement shall remain in full force and effect as originally executed by the parties.

         7. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be effective to bind a party to this Agreement and such facsimile signatures shall have the same force and effect as original signatures.

         8. This Amendment and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

                            [signatures on next page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         Borrower:
                                         ---------

                                         GLOBALSTAR, L.P.,
                                         a Debtor and Debtor in Possession


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:  Chief Executive Officer

                                         Guarantors:
                                         -----------

                                         GLOBALSTAR CAPITAL CORPORATION,
                                         a Debtor and Debtor in Possession


                                         By:
                                               --------------------------------
                                               Name:
                                               Title:

                                         GLOBALSTAR SERVICES COMPANY, INC.,
                                         a Debtor and Debtor in Possession


                                         By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                          GLOBALSTAR, L.L.C.,
                                          a Debtor and Debtor in Possession


                                           By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                     Lenders:
                                     --------

                                     ICO INVESTMENT CORP.


                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     BLUE RIVER CAPITAL LLC


                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     IRIDIUM INVESTORS, LLC


                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     LOEB PARTNERS CORP.


                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                     COLUMBIA VENTURES CORPORATION


                                     By:
                                              ----------------------------------
                                              Name:
                                              Title:

         AMENDMENT NO. 2, dated as of March 14, 2003, to Secured Super-Priority Debtor In Possession Credit Agreement, dated as of February 24, 2003 (the "DIP Agreement"), between GLOBALSTAR, L.P., as debtor and debtor in possession under chapter 11 of the Bankruptcy Code (the "Borrower"), the Subsidiaries of the Borrower listed on the signature pages hereto as Guarantors, as debtors and debtors in possession under chapter 11 of the Bankruptcy Code (the "Guarantors") and ICO INVESTMENT CORP., BLUE RIVER CAPITAL LLC (the "Adminstrative Agent"), IRIDIUM INVESTORS, LLC, LOEB PARTNERS CORP. and COLUMBIA VENTURES CORPORATION (collectively, the "Lenders"). All capitalized terms not defined herein shall have the meaning given to them in the DIP Agreement.

         WHEREAS Borrower and Lenders have entered into the DIP Agreement pursuant to approval obtained from the United States Bankruptcy Court for the District of Delaware (the "Court") which has jurisdiction over the pending cases under chapter 11 of the Bankruptcy Code commenced by the Borrowers and the Guarantors;

         WHEREAS interim approval authorizing the Borrower and the Guarantors to enter into the DIP Agreement was granted by an order of the Court dated February 20, 2003 and final approval was granted by an order of the Court dated March 6, 2003 (the "Final Order");

         WHEREAS Lenders have previously made Term Loans to the Borrower aggregating $2 million;

         WHEREAS Borrower and Lenders agreed to extend to March 14, 2003, the March 7, 2003 deadline (the "Loral Conditions Deadline") by which the conditions in Sections 3.2(b)(iii) and 3.2(c)(ii) of the DIP Agreement (collectively, the "Loral Conditions") must be satisfied, and that satisfaction of such conditions by such date be considered "timely satisfaction" of such conditions for purposes of paragraph 7 of the Final Order;

         WHEREAS Borrower has requested that the Lenders further extend the Loral Conditions Deadline to March 21, 2003 and the Required Lenders are willing to do so subject to certain conditions;

         WHEREAS one of the Loral Conditions is that Loral/Qualcomm Partnership, L.P. ("LQP") pledge, as additional collateral for Borrower's Obligations, the stock of L/Q Licensee, Inc. (the "Stock") which owns the so-called "Big Leo" license issued by the FCC (the "Big Leo License");

         WHEREAS LQP, as pledgor, and the Administrative Agent, as pledgee have agreed to the terms of the LQP Pledge Agreement, subject to Borrower's agreement to modify the DIP Agreement to deal with certain issues because of, among other things, the non-recourse nature of LQP's obligations.

         NOW THEREFORE, for good and sufficient consideration, the receipt of which is acknowledged, the parties hereby agree as follows:

         1. The Loral Conditions Deadline is hereby extended to and including March 21, 2003. Satisfaction of the Loral Conditions by March 21, 2003 shall be deemed "timely satisfaction" thereof for purposes of paragraph 7 of the Final Order.

         2. Notwithstanding anything to the contrary in the DIP Agreement or otherwise, Lenders shall have no obligation to make any further Loans under the DIP Agreement until the Loral Conditions are timely satisfied.

         3. Notwithstanding Section 3.2(b)(iv) of the DIP Agreement, no officer's certification shall be required with respect to the condition in
Section 3.2(b)(iii) thereof regarding the due execution of an LQP Pledge Agreement satisfactory to the Required Lenders, or with respect to the condition in Section 3.2(c)(ii) thereof as it relates to the reasonable acceptability to the Required Lenders of that certain term sheet among Borrower, Loral and the Creditors' Committee, dated March 14, 2003 (the "Loral Term Sheet").

         4. All monetary obligations of LQP to the Administrative Agent under the LQP Pledge Agreement, including, without limitation rights to reimbursement of expenses and costs, and irrespective of whether the Administrative Agent has recourse to LQP for such obligations (beyond the Stock), shall constitute additional Obligations of Borrower under the DIP Agreement.

         5. In the event that the Stock is transferred by LQP to Borrower as contemplated by the LQP Pledge Agreement and the Loral Term Sheet, then Borrower shall be deemed to have executed the LQP Pledge Agreement and shall be deemed the "Pledgor" thereunder; provided, however, that all obligations of Borrower as successor to LQP under the LQP Pledge Agreement shall be with full recourse to Borrower, notwithstanding any provision in the LQP Pledge Agreement to the contrary; provided further, however, that upon the request of the Administrative Agent, Borrower shall execute an amendment to the LQP Pledge Agreement for purposes of conforming such agreement in light of Borrower becoming the Pledgor of the Stock and the intention of the parties hereto. In the event that the Big Leo License is transferred to Borrower, it shall be considered as Collateral to the same extent as other FCC Licenses pursuant to Section 9.1(a) of the DIP Agreement.

         6. In accordance with the DIP Agreement, Borrower and Guarantors acknowledge that any material breach or violation of the terms and provisions of the LQP Pledge Agreement by LQP (or, if the Stock is transferred to Borrower, by Borrower as Pledgor thereunder) shall constitute an Event of Default under the DIP Agreement.

         7. Lenders shall be entitled to deduct from any Loan made under the DIP Agreement expenses and costs for which they are entitled to be reimbursed under the DIP Agreement, including, without limitation, legal expenses as provided in
Section 10.4 thereof.

         8. The Borrower and the Guarantors shall remain fully bound to the DIP Agreement and all of their Obligations thereunder and the Guarantors hereby reaffirm their respective guarantees of the Borrower's Obligations.

         9. The modifications provided herein are without prejudice to and shall not constitute a waiver of any other rights, claims or defenses of the Lenders under the DIP Agreement, and all other provisions of the DIP Agreement shall remain in full force and effect as originally executed by the parties.

         10. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be effective to bind a party to this Agreement and such facsimile signatures shall have the same force and effect as original signatures.

         11. This Amendment and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and, to the extent applicable, the Bankruptcy Code.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    Borrower:
                                    ---------

                                    GLOBALSTAR, L.P.,
                                    a Debtor and Debtor in Possession


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:  Chief Executive Officer

                                    Guarantors:
                                    ----------

                                    GLOBALSTAR CAPITAL CORPORATION,
                                    a Debtor and Debtor in Possession


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    GLOBALSTAR SERVICES COMPANY, INC.,
                                    a Debtor and Debtor in Possession


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                    GLOBALSTAR, L.L.C.,
                                    a Debtor and Debtor in Possession


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    Lenders:
                                    --------

                                    ICO INVESTMENT CORP.


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    BLUE RIVER CAPITAL LLC


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    IRIDIUM INVESTORS, LLC


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    LOEB PARTNERS CORP.


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    COLUMBIA VENTURES CORPORATION


                                    By:
                                             -----------------------------------
                                             Name:
                                             Title: